UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MagnaChip Semiconductor Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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c/o MagnaChip Semiconductor S.A.

74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S.

Luxembourg B97483

To Our Stockholders:

You are invited to attend the Annual Meeting of Stockholders of MagnaChip Semiconductor Corporation to be held on May 30, 2012, at 7:30 p.m. Eastern Daylight Time. We are pleased to announce that this year’s annual meeting will be held completely virtual via live interactive webcast on the Internet. You will be able to attend, vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/mx. We have enclosed the notice of our Annual Meeting of Stockholders, together with a proxy statement, a proxy and an envelope for returning the proxy.

You are asked to act upon proposals to: (1) elect two Class I directors; (2) conduct an advisory (non-binding) vote on the compensation of our named executive officers; (3) conduct an advisory (non-binding) vote on the frequency of stockholder votes on the compensation of our named executive officers; and (4) ratify the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year. Your Board of Directors unanimously recommends that you vote “FOR” each nominee for director that the Board has selected, “FOR” the approval of the compensation of our named executive officers, “EVERY THREE YEARS” with respect to the frequency of the advisory vote on the compensation of our named executive officers and “FOR” the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year.

Please carefully review the proxy statement and then complete and sign your proxy and return it promptly. If you attend the virtual meeting and decide to vote during the meeting, you may withdraw your proxy by voting at the meeting.

Your time and attention to this letter and the accompanying proxy statement and proxy are appreciated. Your vote is important. Please take the time to read the enclosed proxy statement and cast your vote via proxy or at the meeting.

Sincerely,

/s/ Sang Park

Sang Park

Chairman and Chief Executive Officer

April 23, 2012

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor S.A.

74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S.

Luxembourg B97483

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 30, 2012

The Annual Meeting of Stockholders of MagnaChip Semiconductor Corporation, a Delaware corporation, will be held on Wednesday, May 30, 2012, at 7:30 p.m. Eastern Daylight Time, via live interactive webcast on the Internet, for the following purposes:

(1)	to elect two Class I directors;

(2)	to conduct an advisory (non-binding) vote on executive compensation;

(3)	to conduct an advisory (non-binding) vote on the frequency of stockholder advisory votes on executive compensation;

(4)	to ratify the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year; and

(5)	to transact such other business as may properly come before the meeting.

Holders of record of our common stock at the close of business on Thursday, April 12, 2012, are entitled to vote at the meeting. A list of stockholders entitled to vote will be available for inspection by stockholders of record for any purpose germane to the Annual Meeting during ordinary business hours at our offices at MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, for ten days prior to the Annual Meeting. If you are a stockholder of record and would like to view this stockholder list, please contact Investor Relations at (408) 625-5999. Additionally, such list of stockholders will be made available for viewing electronically during the Annual Meeting, and instructions to access such list will be available on the date of the Annual Meeting at www.virtualshareholdermeeting.com/mx.

By Order of the Board of Directors

/s/ John McFarland

John McFarland

Executive Vice President, General Counsel and

Secretary

April 23, 2012

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to Be Held on May 30, 2012

The 2012 Proxy Statement and 2011 Annual Report are available, free of charge, at http://www.proxyvote.com.

The Company’s Annual Report for the year ended December 31, 2011 is being mailed to stockholders concurrently with the 2012 Proxy Statement. The Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

Even if you expect to attend the Annual Meeting, please promptly complete, sign, date and mail the enclosed proxy card. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States. Alternatively, if you are a holder of record of our common stock on the record date, you may vote your shares electronically either over the internet at http://www.proxyvote.com or by touch-tone telephone at 1-800-690-6903. Stockholders who attend the Annual Meeting may revoke their proxies and vote during the meeting at www.virtualshareholdermeeting.com/mx if they so desire.

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor S.A.

74, rue de Merl, B.P. 709 L-2146 Luxembourg R.C.S.

Luxembourg B97483

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2012

GENERAL INFORMATION

Why am I receiving these materials?

We sent you these proxy materials because the Board of Directors (sometimes referred to as the “Board”) of MagnaChip Semiconductor Corporation (sometimes referred to as the “Company,” “MagnaChip,” “we,” “us,” and “our”) is soliciting your proxy to vote at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held virtually via live interactive webcast on the Internet on May 30, 2012, at 7:30 p.m. Eastern Daylight Time. If you held shares of our Common Stock on April 12, 2012, (the “Record Date”), you are invited to attend the Annual Meeting at www.virtualshareholdermeeting.com/mx and vote on the proposals described below under the heading “What am I voting on?” However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, date, and return the enclosed proxy card. You may also vote over the Internet or by telephone.

The Notice of Annual Meeting of Stockholders, Proxy Statement, the enclosed proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are being mailed to stockholders commencing on or about April 23, 2012.

What am I voting on?

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	Election of the two Class I directors specified in this Proxy Statement to serve until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

2.	Approval on an advisory (non-binding) basis of the compensation of our Named Executive Officers as described in this Proxy Statement;

3.	An advisory (non-binding) vote on the frequency of future advisory votes on our Named Executive Officers’ compensation; and

4.	Ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accountants for the fiscal year ending December 31, 2012.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares:

“FOR” the election of each of the two Class I directors named in this Proxy Statement to hold office until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

“FOR,” the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in this Proxy Statement;

“EVERY THREE YEARS” as the frequency of the advisory vote on executive compensation; and

“FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accountants for the fiscal year ending December 31, 2012.

Who can vote at the Annual Meeting?

If you were a holder of record of the Company’s common stock (the “Common Stock”) as of the close of business on April 12, 2012, the Record Date for the Annual Meeting, you may vote your shares at the Annual Meeting. As of the Record Date, there were 36,880,879 shares of MagnaChip Common Stock outstanding, excluding treasury shares. Company treasury shares will not be voted. Each stockholder has one vote for each share of Common Stock held as of the Record Date.

If, on the Record Date, your shares were held in an account at a broker, bank, or other financial institution (we will refer to those organizations collectively as “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. As a beneficial owner, you are invited to attend the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/mx. However, since you are not a stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker.

How can I attend the Annual Meeting?

You are invited to attend the Annual Meeting, if you are a stockholder or record or a beneficial owner as of April 12, 2012, live via the Internet at www.virtualshareholdermeeting.com/mx. You must have your Control Number listed on the enclosed proxy card to enter the meeting. The webcast starts at 7:30 p.m. Eastern Daylight Time. You may vote and submit questions while attending the meeting on the Internet. Instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/mx. The audio broadcast will be archived on that website for one year.

What if I return the proxy card to the Company but do not make specific choices?

If you return a signed, dated, proxy card to the Company without making any voting selections, the Company will vote your shares (1) “FOR” the election of each of the two Class I directors named in this Proxy Statement to hold office until the 2015 Annual Meeting of Stockholders and until their respective successors are elected and qualified; (2) “FOR,” the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in this Proxy Statement; (3) “EVERY THREE YEARS” as the frequency of the advisory (non-binding) vote on executive compensation; and (4) “FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accountants for the fiscal year ending December 31, 2012.

The Company does not expect that any matters other than the election of directors and the other proposals described in this Proxy Statement will be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

How many shares must be present or represented to conduct business at the Annual Meeting?

A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if the holders of at least a majority of the total number of shares of Common Stock entitled to vote are present, in person or by proxy, at the Annual Meeting. Abstentions and shares represented by broker non-votes are counted for the purpose of determining whether a quorum is present. If there are insufficient votes to constitute a quorum at the time of the Annual Meeting, we may adjourn the Annual Meeting to solicit additional proxies.

How are votes counted and what is a broker non-vote?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “FOR,” “AGAINST,” abstentions and broker non-votes. A “broker non-vote” occurs when your broker submits a proxy card for your shares of Common Stock held in street name, but does not vote on a particular proposal because the broker has not received voting instructions from you and does not have the authority to vote on that matter without instructions. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. For purposes of these rules, the only routine matter in this Proxy Statement is Proposal Four—the ratification of our independent registered public accounting firm for the current fiscal year. Non-routine matters in this Proxy Statement are Proposal One—the election of directors, Proposal Two—the advisory (non-binding) vote on the compensation of our named executive officers, and Proposal Three—the advisory (non-binding) vote on the frequency of the advisory vote on the compensation of our named executive officers. Therefore, if you hold your shares in street name and do not provide voting instructions to your broker, your broker does not have discretion to vote your shares on any of the proposals at the Annual Meeting other than Proposal Four—the ratification of our independent registered public accounting firm for the current fiscal year. However, your shares will be considered present at the Annual Meeting for purposes of determining the existence of a quorum.

What is the voting requirement to approve each of the proposals?

Proposal One—Election of Directors

In the election of directors, you may vote FOR, AGAINST or ABSTAIN. A plurality of the votes duly cast at the Annual Meeting is required for the election of director nominees. The two Class I director nominees receiving the highest number of “FOR” votes cast by the holders of our Common Stock entitled to vote at the Annual Meeting will be elected. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors. Stockholders have no right to cumulative voting as to any matter, including the election of directors.

Proposal Two—Advisory Vote on Compensation of our Named Executive Officers

The proposal to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers for the fiscal year ended December 31, 2011 as described in this Proxy Statement requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be included in calculating the number of votes entitled to vote on this proposal and will therefore have no effect on the outcome of this proposal.

Proposal Three—Advisory Vote on the Frequency of the Stockholder Vote on Executive Compensation

The option of “Every One Year,” “Every Two Years” or “Every Three Years” receiving the highest number of votes present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal will be considered the option selected by the stockholders. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Proposal Four—Ratification of the Appointment of our Independent Registered Public Accounting Firm for the Current Fiscal Year

The proposal to ratify the appointment of Samil PricewaterhouseCoopers requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions will be included in the number of shares present and entitled to vote and will therefore have the same effect as a vote “AGAINST” this proposal. Brokers have discretionary authority to vote uninstructed shares on this proposal.

How do I vote my shares of MagnaChip Common Stock?

Stockholders may vote shares of our Common Stock using any of the following means:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the Annual Meeting by returning a duly completed and executed proxy card in the postage-paid envelope included. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. For your mailed proxy card to be counted, we must receive it prior to the close of business on May 29, 2012.

Voting by Telephone or Internet. A registered stockholder may vote shares until 11:59 p.m. Eastern Daylight Time on May 29, 2012 by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his, her or its vote is recorded immediately.

Voting by Internet During the Annual Meeting. Instructions on how to attend and vote at the meeting are described at www.virtualshareholdermeeting.com/mx. If a stockholder attends the Annual Meeting and votes his, her or its shares during the meeting via the voting instructions described at www.virtualshareholdermeeting.com/mx, then any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts during the Annual Meeting. Further, if the shares are held of record by a broker and a stockholder wishes to vote at the Annual Meeting, he, she or it must obtain a proxy issued in his, her or its name from the record holder in accordance with the materials and instructions for voting provided by his, her or its broker.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker. If “street name” stockholders wish to vote shares at the Annual Meeting, then they must obtain proxies from their broker in order to vote their shares at the Annual Meeting in accordance with the materials and instructions for voting provided by his, her or its broker. If a “street name” stockholder does not vote by proxy or otherwise give voting instructions to their broker, such shares will not be voted by the broker for Proposals One, Two or Three at the Annual Meeting.

Changing Votes. A stockholder may change his, her or its vote at any time before it is voted at the Annual Meeting by (1) delivering a proxy revocation or another duly executed proxy bearing a later date to MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, Attention: Executive Vice President, General Counsel and Secretary, which revocation or later-dated proxy is received by us prior to the close of business on May 29, 2012; (2) voting again by telephone or Internet in the manner described above prior to 11:59 p.m., Eastern Daylight Time, on May 29, 2012; or (3) attending the Annual Meeting and voting via the Internet during the meeting using the procedures described at www.virtualshareholdermeeting.com/mx. Attending the Annual Meeting via the Internet will not revoke a proxy unless the stockholder actually votes via the Internet during the meeting. “Street name” stockholders who want to revoke or change their votes after returning voting instructions to their broker may do so in accordance with the materials and instructions provided by their broker or by contacting such broker to effect the revocation or change of vote.

How can I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting the investor relations section of our website or www.magnachip.com or by writing to MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, Attention: Executive Vice President, General Counsel and Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

MagnaChip’s Board of Directors is divided into three classes (Class I, Class II and Class III). At each annual stockholders’ meeting, one class of directors stands for election. The elected directors are elected to three-year terms, with each director of each class to serve until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. The exact number of members on the Board is currently seven and may be fixed by MagnaChip’s Board of Directors from time to time by resolution of a majority of the total number of authorized directors, or by amendment of the Bylaws by the affirmative vote of 66-2/3% of the outstanding voting stock of the Company, voting together as a single class.

At the Annual Meeting, two Class I directors are to be elected to hold office for a term of three years and until their successors are elected and qualified. The Board of Directors has nominated two individuals for election this year to serve for three-year terms that will expire in 2015. The nominees are Dr. Ilbok Lee and Mr. R. Douglas Norby. Dr. Lee and Mr. Norby currently serve as directors, having been previously duly elected. Information regarding the nominees and each continuing director is set forth below. Each of the nominees listed in the proxy statement has agreed to serve as a director if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

The following table sets forth certain information regarding our directors:

Name	Age	Position
Sang Park	64	Chairman of the Board of Directors and Chief Executive Officer
Michael Elkins	44	Director and Member of the Compensation Committee
Randal Klein	46	Director
R. Douglas Norby	76	Director, Chairman of the Audit Committee, and Member of the Nominating and Governance Committee
Ilbok Lee	66	Director and Member of the Audit, Compensation and Nominating and Governance Committees
Brian Mulhern	37	Director and Member of the Nominating and Governance Committee
Nader Tavakoli	54	Director and Member of the Audit and Compensation Committees

Class I Directors

Ilbok Lee, Director. Dr. Lee became our director in August 2011. Dr. Lee has been President and Chief Executive Officer of Silego Technology, Inc., a semiconductor company, since its inception in October 2001. From April 1999 to September 2001, Dr. Lee served as Senior Vice President and General Manager of the Timing Division at Cypress Semiconductor Corp., a public semiconductor company, and from May 1992 to March 1999 served as President and Chief Executive Officer of IC Works, Inc., a semiconductor company he co-founded that was acquired by Cypress in 2001. Dr. Lee co-founded Samsung Semiconductor, Inc. (U.S.A.) in July 1983 and served in various positions at the company, including President and Chief Executive Officer, until May 1992. Prior to Samsung, Dr. Lee served in various technical and managerial positions at Intel and National Semiconductor. Dr. Lee served as a member of board of directors for Sierra Monolithic, a privately held semiconductor company, from 2002 through 2009. Dr. Lee received a Ph.D. and M.S.E.E. from the University of Minnesota and a B.S.E.E. from Seoul National University. Our board of directors has concluded that Dr. Lee should serve on the board based upon his extensive experience in the semiconductor industry.

R. Douglas Norby, Director and Chairman of the Audit Committee. Mr. Norby became our director and Chairman of the Audit Committee in March 2010. Mr. Norby retired from full time employment in July 2006.

Mr. Norby previously served as our director and Chairman of the Audit Committee from May 2006 until October 2008. Mr. Norby served as Senior Vice President and Chief Financial Officer of Tessera Technologies, Inc., a public semiconductor intellectual property company, from July 2003 to January 2006. Mr. Norby worked as a management consultant with Tessera from May 2003 until July 2003 and from January 2006 to July 2006. Mr. Norby served as Chief Financial Officer of Zambeel, Inc., a data storage systems company, from March 2002 until February 2003, and as Senior Vice President and Chief Financial Officer of Novalux, Inc., an optoelectronics company, from December 2000 to March 2002. Prior to his tenure with Novalux, Inc., Mr. Norby served as Executive Vice President and Chief Financial Officer of LSI Logic Corporation from November 1996 to December 2000. Mr. Norby is a director of Alexion Pharmaceuticals, Inc., STATS ChipPAC Ltd. and Ikanos Communications, Inc., and Invensense Inc. Mr. Norby was a director of Intellon Corporation from May 2007 to December 2009. Mr. Norby received a B.A. degree in Economics from Harvard University and an M.B.A. from Harvard Business School. Our board of directors has concluded that Mr. Norby should serve on our board based upon his extensive experience as a chief financial officer, his extensive experience in accounting and his experience as a public company director and audit committee chair.

Class II Directors

Randal Klein, Director. Mr. Klein became our director in November 2009. Mr. Klein joined the funds affiliated with Avenue Capital Management II, L.P., or Avenue, our affiliate, in 2004 and is currently a Portfolio Manager at Avenue focused on investments in trade claims and vendor financing. Previously, he was a Senior Vice President of the Avenue U.S. Funds. In such capacity, Mr. Klein was responsible for managing restructuring activities and identifying, analyzing and modeling investment opportunities for the Avenue U.S. strategy. Prior to joining Avenue, Mr. Klein was a Senior Vice President at Lehman Brothers, where his responsibilities included restructuring advisory work, financial sponsors coverage, mergers and acquisitions and corporate finance. Prior to Lehman, Mr. Klein worked in sales, marketing and engineering as an aerospace engineer for The Boeing Company. Mr. Klein holds a B.S. in Aerospace Engineering, conferred with Highest Distinction from the University of Virginia, and an M.B.A. in Finance from the Wharton School of the University of Pennsylvania. Mr. Klein was appointed to our board of directors by Avenue pursuant to our plan of reorganization and pursuant to our pre-conversion Company’s Operating Agreement. Our board of directors has concluded that Mr. Klein should serve on the board based upon his 17 years of experience as a financial advisor and investment manager.

Nader Tavakoli, Director. Mr. Tavakoli became our director in November 2009. Mr. Tavakoli has been Chairman and Chief Executive Officer of EagleRock Capital Management, a private investment firm based in New York City since January 2002. Prior to founding EagleRock, Mr. Tavakoli was a portfolio manager at Odyssey Partners, Highbridge Capital and Cowen and Co. Mr. Tavakoli holds a B.A. in History from Montclair State University and a J.D. from Rutgers School of Law. Our board of directors has concluded that Mr. Tavakoli should serve on the board based upon his extensive investing experience.

Class III Directors

Sang Park, Chairman of the Board of Directors and Chief Executive Officer. Mr. Park became our Chairman of the board of directors and Chief Executive Officer on January 1, 2007, after serving as President, Chief Executive Officer and director since May 2006. Mr. Park served as an executive fellow for iSuppli Corporation from January 2005 to May 2006. Prior to joining iSuppli, he was founder and president of SP Associates, a consulting services provider for technology companies, from September 2003 to December 2004. Mr. Park served as Chief Executive Officer of Hynix from May 2002 to March 2003, and as Chief Operating Officer and President of the Semiconductor Division of Hynix from July 1999 to April 2002. Prior to his service at Hynix, Mr. Park was Vice President of Procurement Engineering at IBM in New York from 1995 to 1999, and he held various positions in procurement and operations at Hewlett Packard in California from 1979 to 1995. Our board of directors has concluded that Mr. Park should serve as a director and as chairman of the board of directors based on his extensive experience as an executive, investor and director in our industry and his experience and insight as our Chief Executive Officer.

Michael Elkins, Director. Mr. Elkins became our director in November 2009. Mr. Elkins joined Avenue in 2004 and is currently a Portfolio Manager of the Avenue U.S. Funds. In such capacity, Mr. Elkins is responsible for assisting with the direction of the investment activities of the Avenue U.S. strategy. Due to the percentage of our equity owned or controlled by Avenue, Avenue is considered our affiliate. Prior to joining Avenue, Mr. Elkins was a Portfolio Manager and Trader with ABP Investments US, Inc. While at ABP, he was responsible for actively managing high yield investments using a total return-special situations overlay strategy. Prior to ABP, Mr. Elkins served as a Portfolio Manager and Trader for UBK Asset Management, after joining the company as a High Yield Credit Analyst. Previously, Mr. Elkins was a Credit Analyst for both Oppenheimer & Co., Inc. and Smith Barney, Inc. Mr. Elkins has served on the board of directors of Vertis Communication, an advertising services company, since October 2008, Milacron LLC, a plastics-processing technologies and industrial fluids supplier, since April 2009, Ion Media Networks, Inc., a broadcast television station group, since December 2009 and American Media, Inc., a media brands and magazine publishing company, since December 2010. Mr. Elkins serves on the board of directors of each of these companies, all of which are private companies, in connection with a reorganization or refinancing involving affiliates of Avenue and serves as a result of his position with Avenue. Mr. Elkins holds a B.A. in Marketing from George Washington University and an M.B.A. in Finance from the Goizueta Business School at Emory University. Mr. Elkins was appointed to our board of directors by Avenue pursuant to our plan of reorganization and pursuant to MagnaChip Semiconductor LLC’s Fifth Amended and Restated Limited Liability Company Operating Agreement, which we refer to as our pre-conversion Company’s Operating Agreement. Our board of directors has concluded that Mr. Elkins should serve on the board based upon his more than 15 years of investment portfolio management experience, including over 10 years investing in technology companies, including the semiconductor sector.

Brian Mulhern, Director. Mr. Mulhern became our director in August 2011. Mr. Mulhern joined Avenue, our affiliate, in 2004 and is currently a Senior Vice President at Avenue focused on identifying, analyzing and modeling investment opportunities for the Avenue U.S. strategy, primarily focused in the telecom, media and technology industries. Prior to joining Avenue, Mr. Mulhern was a Senior Vice President at Citadel Investment Group based in Chicago and London, focused on the analysis, negotiation and management of privately structured debt, equity and equity-linked investments. Previously, he was an analyst in Merrill Lynch’s merger & acquisition group and a consultant at Booz, Allen & Hamilton. Mr. Mulhern received a B.A. in Economics from the University of Notre Dame. Our board of directors has concluded that Mr. Mulhern should serve on the board based upon his experience as a financial advisor and investment manager.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the Class I director nominees.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

The Board of Directors reviews the independence of each director annually. In determining the independence of our directors, our Board of Directors considered Section 303A of the listing standards of the New York Stock Exchange, or the NYSE, and broadly considered the materiality of each director’s relationship with us. Based upon the foregoing criteria, our Board of Directors has determined that the following directors are independent: Dr. Ilbok Lee, Mr. R. Douglas Norby and Mr. Nader Tavakoli.

The Board of Directors has determined that MagnaChip is a “controlled company” for the purposes of Section 303A of the NYSE Listed Company Manual because more than 50% of the voting power for the election of directors of MagnaChip is held by Avenue. As such, we rely on exemptions from the provisions of Section 303A that would otherwise require the Company, among other things, to have a board of directors composed of a majority of independent directors.

Board Meetings

The Board of Directors held four meetings during fiscal year 2011. All of the Directors attended at least 75% of the total meetings held by the Board of Directors and by all committees on which he served during fiscal year 2011.

Attendance at Annual Meeting

The Company’s Corporate Governance Guidelines (the “Guidelines”) as currently in effect provides that all directors shall make every effort to attend the Company’s annual meetings of stockholders.

Committees

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Board of Directors has adopted a written charter for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. These charters, as well as our Code of Business Conduct and Ethics, are posted and available on our website at www.magnachip.com. The information on or accessible through our website is not a part of or incorporated by reference in this proxy statement.

Audit Committee

Our Audit Committee consists of Mr. Norby, as Chairman, Dr. Lee and Mr. Tavakoli. Our Board of Directors has determined that Mr. Norby is an audit committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act. Our Board of Directors has also determined that each of Mr. Norby, Dr. Lee, and Mr. Tavakoli are “independent” as that term is defined in both Rule 303A of the NYSE rules and Rule 10A-3 promulgated under the Exchange Act. In making this determination, our Board of Directors considered the relationships that Mr. Norby, Dr. Lee and Mr. Tavakoli have with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including any beneficial ownership of our equity. In addition, our Board of Directors has determined that the simultaneous service by Mr. Norby on the audit committees of three other public companies does not impair his ability to effectively serve on our audit committee. From the time of our initial public offering in March 2011 to March 2012, Mr. Klein, who is not an “independent” director within the meaning of the NYSE rules, served on the Audit Committee pursuant to a twelve month phase-in exemption for newly public companies under the NYSE rules. Mr. Klein resigned from the Audit Committee and was replaced by Dr. Lee in March 2012.

The Audit Committee held seven meetings in 2011. The primary purpose of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided by the Company to the public, the U.S. Securities and Exchange Commission (the “SEC”) and any other governmental regulatory body, and on the Company’s compliance with other legal and regulatory requirements. The Audit Committee is responsible for the appointment, retention, review and oversight of the Company’s independent auditor, and the review and oversight of the Company’s internal financial reporting, policies and processes. The Audit Committee is also responsible for reviewing related party transactions, risk management, and legal and ethics compliance.

Compensation Committee

Our Compensation Committee consists of Dr. Lee and Messrs. Elkins and Tavakoli. Our Board of Directors has determined that each of Dr. Lee and Mr. Tavakoli is “independent” under NYSE and SEC rules. In making this determination, our Board of Directors considered the relationships that each of Dr. Lee and Mr. Tavakoli has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining his respective independence, including any beneficial ownership of our equity. Because we are a “controlled company,” we rely on exemptions from the provisions of Section 303A of the NYSE that would otherwise require the Company to have a Compensation Committee composed entirely of independent directors.

The Compensation Committee held two meetings in 2011. The Compensation Committee has overall responsibility for evaluating and approving our executive officer and director compensation plans, policies and programs, as well as all equity-based compensation plans and policies.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Dr. Lee and Messrs. Mulhern and Norby. The Board has determined that each of Dr. Lee and Mr. Norby is independent under NYSE and SEC rules. Because we are a “controlled company,” we rely on exemptions from the provisions of Section 303A of the NYSE that would otherwise require the Company to have a Nominating and Corporate Governance Committee composed entirely of independent directors.

The Nominating and Corporate Governance Committee did not hold a meeting in 2011. The Nominating and Corporate Governance Committee identifies individuals qualified to become board members, recommends director nominees, recommends board members for committee membership, develops and recommends corporate governance principles and practices, oversees the evaluation of our Board of Directors and its committees and formulates a description of the skills and attributes of desirable board members. The Nominating and Corporate Governance Committee will also consider candidates recommended by our stockholders so long as the proper procedures are followed.

Our bylaws provide that stockholders seeking to nominate candidates for election as directors at an annual meeting must provide timely notice of such nominations in writing. To be timely, a stockholder’s notice generally must be received in writing at the Company’s offices at MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, Attention: Executive Vice President, General Counsel and Secretary, not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the Company’s notice of meeting (without regard to any postponements or adjournments of such meeting after such notice was first sent), except that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30 days earlier or later than such anniversary date, notice by the stockholders to be timely must be received not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. A stockholder’s notice must set forth, among other things,

•

the name and address of the stockholder who intends to make the nomination, and the names and addresses of the beneficial owners, if any, on whose behalf the nomination is being made and of the person or persons to be nominated;

•

a representation that the stockholder is a holder of record of stock of the Company entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	certain information regarding the ownership and other interests of the stockholder or such other beneficial owner;

•

a description of all arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and such other beneficial owner, if any, and their respective affiliates and associates and each proposed nominee;

•	certain other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	the consent of each nominee to serve as a director of the Company if so elected.

A stockholder must also comply with all other applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations under the Exchange Act with respect to matters relating to nominations of candidates for directors. The preceding is a summary of the stockholder nomination procedures set forth in our bylaws as currently in effect, and we refer our stockholders to the full text of Section 2.15 and such other applicable provisions of our bylaws as in effect from time to time for the specific requirements of such director nomination procedures by stockholders. The Company did not receive any stockholder nominations for director for this year’s Annual Meeting.

In addition to the formal procedures set forth in our bylaws for the nomination of directors by stockholders, the Nominating and Corporate Governance Committee has adopted a Policy Regarding Director Nominations pursuant to which it may from time to time evaluate candidates for nomination as director that come to its attention through incumbent directors, management, stockholders or third parties. The Nominating and Corporate Governance Committee may also, if it deems appropriate under the circumstances, engage a third-party search firm to assist in identifying qualified candidates. Such informal recommendations by stockholders should be directed to the attention of the Nominating and Corporate Governance Committee as set forth below under “—Communications with Directors.”

The Nominating and Corporate Governance Committee seeks director candidates who possess high quality business and professional experience, possess the highest personal and professional ethics, integrity and values, and who have an inquisitive and objective perspective and mature judgment. Director candidates must also be committed to representing the best interests of our stockholders and have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities. The Nominating and Corporate Governance Committee has no formal policy on diversity in identifying potential director candidates, but does regularly assess the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination.

Board Leadership Structure

The Guidelines as currently in effect state that the Board of Directors shall elect its Chairman and appoint the Company’s Chief Executive Officer according to its view of what is best for the Company at any given time. The Board does not believe there should be a fixed rule as to whether the offices of Chairman and Chief Executive Officer should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to play these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company.

Currently, Sang Park serves as both the Company’s Chairman of the Board and Chief Executive Officer. The Board has determined that its current leadership structure with Mr. Park serving in both roles is beneficial because we have a single leader for our Company and he is seen by our customers, business partners, investors and other stakeholders as providing strong leadership for the Company and in our industry. The Board may, however, make changes to its leadership structure in the future as it deems appropriate.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. We will provide a copy of our Code of Business Conduct and Ethics without charge to any person upon written request made to our Executive Vice President, General Counsel and Secretary at MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014. Our Code of Business Conduct and Ethics is also available on our website at www.magnachip.com. We will disclose any waivers or amendments to the provisions of our Code of Business Conduct and Ethics on our website.

Involvement in Certain Legal Proceedings

Sang Park was the Chairman of our board of directors and Chief Executive Officer and Tae Young Hwang, Brent Rowe, Heung Kyu Kim, Margaret Sakai, Tae Jong Lee and John McFarland were each officers during our Chapter 11 reorganization proceedings in 2009. R. Douglas Norby was one of our directors until October 2008. Mr. Norby was also an officer of Novalux, Inc., a private company, which filed a voluntary petition for reorganization under Chapter 11 in March 2003, approximately one year after Mr. Norby’s departure from Novalux, Inc.

Assessment of Risk

Our Board of Directors believes that our compensation programs are designed such that they will not incentivize unnecessary risk-taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. Our cash incentive program takes into account multiple factors, thus diversifying the risk associated with any single performance factor, and we believe it does not incentivize our executive officers to focus exclusively on short-term outcomes. Our equity awards are limited by the terms of our equity plans to a fixed maximum amount specified in the plan, and are subject to vesting to align the long-term interests of our executive officers with those of our equityholders.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with our management and Samil PricewaterhouseCoopers, our independent registered public accounting firm, our audited financial statements contained in our Annual Report to Stockholders for the year ended December 31, 2011. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Samil PricewaterhouseCoopers required by applicable requirements of the Public Company Accounting Oversight Board regarding Samil PricewaterhouseCoopers’s communications with the Audit Committee concerning independence, and has discussed with Samil PricewaterhouseCoopers its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors subsequently approved the recommendation) that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC.

AUDIT COMMITTEE

R. Douglas Norby, Chairman

Randal Klein*

Nader Tavakoli

*	Mr. Klein resigned from the Audit Committee and was replaced by Dr. Ilbok Lee effective March 9, 2012.

Communications with Directors

A stockholder who wishes to communicate directly with the Board of Directors, a committee of the Board of Directors or with an individual director regarding matters related to the Company should send the communication to:

Chairman of the Board

or Board of Directors

or individual director

MagnaChip Semiconductor Corporation

c/o MagnaChip Semiconductor, Inc.

Corporate Secretary

20400 Stevens Creek Boulevard, Suite 370

Cupertino, CA 95014

Facsimile: (408) 625-5990

We will forward all stockholder correspondence about the Company to the Board of Directors, a committee of the Board of Directors or an individual director, as appropriate. Please note that we will not forward communications that are spam, junk mail or mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.

Director Compensation for the Fiscal Year Ended December 31, 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)		Total ($)
Michael Elkins(2)	—		—	—		—
Randal Klein(2)	—		—	—		—
Ilbok Lee	18,493	(3)	—	67,000	(4)	85,493
Brian Mulhern(2)	—		—	—		—
R. Douglas Norby	55,000	(5)	—	—		55,000
Nader Tavakoli	50,000	(6)	—	—		50,000
Gidu Shroff(7)	100,000	(8)	—	—		100,000
Steven Tan(9)	—		—	—		—

(1)	Represents grant date fair value determined in accordance with FASB ASC 718. See “Note 4 Summary of Significant Accounting Policies Stock/Unit-Based Compensation,” and “Note 19 Equity Incentive Plans,” to the MagnaChip Semiconductor Corporation audited consolidated financial statements for the year ended December 31, 2011. As of December 31, 2011, Mr. Norby and Mr. Tavakoli each held options to purchase 25,000 shares of our common stock, of which 14,750 shares subject to these options have vested. None of the remaining non-employee directors held any outstanding stock or option awards.
(2)	This director did not receive any compensation in 2011.
(3)	Consists of an annual retainer of $50,000 paid to independent non-employee directors pursuant to our director compensation policy adopted in March 2010, prorated for 2011 from Mr. Lee’s August 19, 2011, appointment date.
(4)	Consists of an option grant to an independent non-employee director to purchase 25,000 shares of common stock issued in August 2011 under the 2011 Plan at an exercise price of $9.51 per share pursuant to our director compensation policy adopted in March 2010.
(5)	Consists of an annual retainer of $50,000 paid to independent non-employee directors plus an additional $5,000 paid for serving as the chairman of our audit committee pursuant to our director compensation policy adopted in March 2010.
(6)	Consists of an annual retainer of $50,000 paid to independent non-employee directors pursuant to our director compensation policy adopted in March 2010.
(7)	Mr. Shroff resigned as director on August 16, 2011. The unvested portion of the option granted to Mr. Shroff on March 11, 2010, was accelerated such that the option became fully vested as of August 16, 2011.
(8)	Consists of an annual retainer of $50,000 paid to independent non-employee directors pursuant to our director compensation policy adopted in March 2010, and a $50,000 separation payment.
(9)	Mr. Tan resigned as director on August 10, 2011. Mr. Tan did not receive any compensation in 2011.

Further Information Regarding Director Compensation Table

Under our director compensation policy, each of our independent directors is entitled to receive an annual fee of $50,000. In addition, the chairman of our audit committee is entitled to an additional fee of $5,000. We expect to issue each independent director an option to purchase 25,000 shares of common stock upon election to the board of directors, and additional shares from time to time at the discretion of the board of directors, all of which shall generally vest on the same terms as option grants to our other grantees. Pursuant to this policy, in August 2011, we issued options to purchase 25,000 shares of common stock to Ilbok Lee pursuant to the 2011 Plan at an exercise price of $9.51 per share.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer or employee of our company during the last fiscal year. During 2011, decisions regarding executive officer compensation were made by our Compensation Committee. Mr. Park participated in deliberations of our Compensation Committee regarding the determination of compensation of our executive officers other than himself. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on our board of directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Compensation Committee of our Board of Directors, or the Committee, has overall responsibility for administering our compensation program for our “named executive officers.” The Committee’s responsibilities consist of evaluating, approving and monitoring our executive officer and director compensation plans, policies and programs, as well as each of our equity-based compensation plans and policies. Prior to 2010, compensation decisions were made by the entire board of directors and for the discussion that follows, references to the Committee during such period refer to the entire board. For 2011, our named executive officers who continue to serve as executive officers were:

•	Sang Park, Chairman of the Board of Directors and Chief Executive Officer;

•	Tae Young Hwang, Chief Operating Officer and President;

•	Brent Rowe, Executive Vice President, Worldwide Sales;

•	Margaret Sakai, Executive Vice President and Chief Financial Officer; and

•	John McFarland, Executive Vice President, General Counsel and Secretary.

The Committee seeks to establish total compensation for executive officers that is fair, reasonable and competitive. The Committee evaluates our compensation packages to ensure that:

•	we maintain our ability to attract and retain superior executives in critical positions;

•

our executives are incentivized and rewarded for aggressive corporate growth, achievement of long-term corporate objectives and individual performance that meets or exceeds our expectations without encouraging unnecessary risk-taking; and

•	compensation provided to critical executives remains competitive relative to the compensation paid to similarly situated executives of companies in the semiconductor industry.

The Committee believes that the most effective executive compensation packages align executives’ interests with those of our stockholders by rewarding performance that exceeds specific annual, long-term and strategic goals that are intended to improve stockholder value. These objectives include the achievement of financial performance goals and progress on projects that our board of directors anticipates will lead to future growth, as discussed more fully below.

The information set forth below in this Compensation Discussion and Analysis describes the Committee’s general philosophy and historical approach.

Role of Executive Officers in Compensation Decisions

For named executive officers other than our chief executive officer, we have historically sought and considered input from our chief executive officer in making determinations regarding executive compensation. Our chief executive officer annually reviews the performance of our other named executive officers. Our chief executive officer subsequently presents conclusions and recommendations regarding such officers, including proposed salary adjustments and incentive amounts, to the Committee. The Committee then takes this information into account when it makes final decisions regarding any adjustments or awards.

The review of performance by the Committee and our chief executive officer of other executive officers is both an objective and subjective assessment of each executive’s contribution to our performance, leadership qualities, strengths and weaknesses and the individual’s performance relative to goals set by the Committee or our chief executive officer, as applicable. The Committee and our chief executive officer do not systematically assign a weight to the factors, and may, in their discretion, consider or disregard any one factor which, in their sole discretion, is important to or irrelevant for a particular executive.

The Committee’s annual determinations regarding executive compensation are subject to the terms of the respective service agreements between us and the named executive officers (as set forth in more detail below). In addition to the annual reviews, the Committee also typically considers compensation changes upon a named executive officer’s promotion or other change in job responsibility. Neither our chief executive officer nor any of our other executives participates in deliberations relating to their own compensation.

Role of Compensation Consultants

The Committee has the authority to retain the services of third-party executive compensation specialists in connection with the establishment of cash and equity compensation and related policies. We did not retain a compensation consultant in 2009, 2010 or 2011, and we have not retained a compensation consultant for 2012.

Timing of Compensation Decisions

At the end of each fiscal year, our chief executive officer will review the performance of the other executive officers and present his conclusions and recommendations to the Committee. At that time and throughout the year, the Committee will also evaluate the performance of our chief executive officer, which is measured in substantial part against our consolidated financial performance. In January of the following fiscal year, the Committee will then assess the overall functioning of our compensation plans against our goals, and determine whether any changes to the allocation of compensation elements, or the structure or level of any particular compensation element, are warranted.

In connection with this process, our Committee generally establishes the elements of its performance-based cash bonus plan for the upcoming year. With respect to newly hired employees, our practice is typically to approve equity grants at the first meeting of the Committee following such employee’s hire date. We do not have any program, plan or practice to time equity award grants in coordination with the release of material non-public information. From time to time, additional equity awards may be granted to executive officers during the fiscal year.

Elements of Compensation

In making decisions regarding the pay of the named executive officers, the Committee looks to set a total compensation package for each officer that will retain high-quality talent and motivate executives to achieve the goals set by our board of directors. Our 2011 compensation package was composed of the following elements:

•	annual base salary;

•	short-term cash incentives;

•	long-term equity incentives;

•	a benefits package that is generally available to all of our employees; and

•	expatriate and other executive benefits.

Determination of Amount of Each Element of Compensation

General Background

The Committee seeks to establish a total cash compensation package for our named executive officers that is competitive with the compensation reflected in compensation data for similarly-situated executives in the peer group reviewed by the Committee, subject to adjustments based on each executive’s experience and performance. Historically, based on our review of industry specific survey data and the professional and market experience of our Committee members, we measured total cash compensation for our named executive officers against cash compensation paid to executives at similarly situated companies which we determined to be our select peer group. Base salaries for our named executive officers were benchmarked to median levels for companies in the select peer group, and were adjusted upward or downward for performance. Short-term cash incentives were put in place to provide for opportunities that may result in higher than median levels of cash compensation as compared to our select peer group if, and depending upon the extent to which, our performance and that of our named executive officers exceeded expectations and the goals established by the Committee for the year in question.

Historically, our select peer group has included other major Korea-based semiconductor companies, including Fairchild Korea, Dongbu Hitek, ChipPac Korea, Hynix Semiconductor, ASE Korea and Amkor Technology Korea. In addition, we also reviewed compensation data from Mercer Korea, an independent compensation consultant, which surveyed the companies listed below, to assess how compensation for our select peer group related to compensation paid to executives in a broader range of technology companies.

•    ABB Korea

•    Accenture Korea

•    Agilent Technologies Korea

•    Alcatel-Lucent Korea

•    AMD Korea

•    Analog Devices Korea

•    APC Korea

•    Apple Computer

•    Applied Materials Korea

•    Arrow Electronics Korea

•    ASML Korea

•    Asurion Korea

•    AT&T Global Networks Services Korea

•    Autodesk Korea

•    Autoliv Korea

•    Avnet Korea

•    Axcelis Technologies Korea

•    Barco

•    Blizzard Entertainment

•    BMC Software Korea

•    Bosch Electrical Drives

•    Bosch Rexroth Korea

•    Broadcom

•    BT Global Services Korea

•    CA Technologies

•    Cadence Korea

•    CDNetworks

•    Cisco Systems Korea

•    CSC Computer Sciences

•    Cymer Korea

•    Cypress Semiconductor Korea

•    Dassault Systems Korea

•    Dell International

•    Delphi Korea Corporation

•    Dimension Data Korea

•    Domino Korea

•    Edwards Korea

•    Electronic Arts Korea

•    EMC Computer Systems Korea

•    Entegris Korea

•    Equant Korea

•    Fairchild Korea Semiconductor

•    Freescale Semiconductor

•    FSI Korea

•    Fuji Xerox Korea

•    Fujitsu Korea

•    Google

•    Harman International Korea

•    Hewlett-Packard Korea

•    IBM Korea

•    IDC Korea

•    Infineon Technologies Korea

•    Intel Korea

•    Invensys Korea

•    Johnson Controls Korea

•    Juniper Networks Korea

•    KLA-Tencor Korea

•    Kulicke and Soffa

•    Lam Research Korea

•    Leica Microsystems

•    Lenovo

•    Lexmark International

•    LG-Ericsson

•    Marvell Semiconductor Korea

•    MEMC Korea Company

•    Micron Semiconductor Korea

•    Microsoft Korea

•    Motorola Mobility Korea

•    Nanometrics Korea

•    National Computer Systems Korea

•    National Semiconductor

•    NDS Korea

•    Network Appliance

•    Nokia Korea

•    Nokia Siemens Network Korea

•    Novellus Korea

•    NXP Semiconductors Korea

•    Obigo

•    On Semiconductor

•    Oracle Korea

•    Orbotech Korea

•    Pacnet Korea

•    Panduit

•    Polycom Korea

•    PTC Korea

•    Qualcomm Korea

•    Real Networks Asia Pacific

•    Red Hat

•    Renesas Electronics Korea

•    Research In Motion Korea

•    Robert Bosch Korea

•    Rockwell Automation Korea

•    Rogers Korea

•    ROHM Semiconductor Korea Corporation

•    SAP Korea

•    SAS Korea

•    Schaeffler Korea

•    Schneider Electric Korea

•    Sensata Technologies

•    Siemens Industry Software

•    SIMMTECH

•    SingTel Korea

•    SITA Korea

•    Skyworks Solutions Korea

•    Sony Ericsson Mobile Communications International

•    Sony Korea

•    STATS ChipPAC Korea

•    ST-Ericsson Korea

•    STMicroelectronics

•    Sybase Korea

•    Symantec Korea

•    Synaptics International Korea

•    Teleca Korea

•    Tellabs Korea

•    Timken Korea

•    Toshiba Electronics Korea

•    Trend Micro Korea

•    Tyco Electronics AMP Korea

•    Varian Korea

•    Veeco Korea

•    Verizon Business

•    VMware Korea

•    Western Digital Korea

•    Westinghouse Korea

•    Xilinx Korea

•    Yahoo Korea

The Committee makes annual determinations regarding cash incentive compensation based on our annual operating plan, which we adopt in the December preceding each fiscal year. The determination takes into account our expected performance in the coming fiscal year. The Committee makes all equity compensation decisions for our officers based on existing compensation arrangements for other executives at our company with the same level of responsibility and based on a review of our select peer group with a view to maintaining internal consistency and parity.

Equity awards are not tied to base salary or cash incentive amounts and will constitute lesser or greater proportions of total compensation depending on the fair value of the awards. The Committee, relying on the professional and market experience of our Committee members, generally seeks to set equity awards at median levels of equity compensation at our select peer group companies. The Committee does not apply a formula or assign relative weight in making its determination. Instead, it makes a subjective determination after considering all information collectively.

The Committee may approve additional cash incentive payments or equity compensation grants from time to time during the year in its discretion.

Base Salary

Base salary is the guaranteed element of an employee’s annual cash compensation. Changes in base salary may be approved by the Committee for an executive if the median levels of base salary compensation for similarly-situated executives in our select peer group have changed, and may be further adjusted based upon the employee’s long-term performance, skill set and the value of that skill. The Committee evaluates the performance of each named executive officer on an annual basis based on the accomplishment of performance objectives that were established at the beginning of the prior fiscal year as well as its own subjective evaluation of the officer’s performance. In making its evaluation, the Committee makes a subjective qualitative assessment of the officer’s contribution to our performance during the preceding year, including leadership, success in attaining particular goals of a division for which that officer has responsibility, our overall financial performance and such other criteria as the Committee may deem relevant, including input from our Chief Executive Officer. The Committee then makes a subjective decision regarding any changes in base salary based on these factors and the data from our select peer group. The Committee does not systematically assign weights to any of the factors it considers, and may, in its discretion, ignore any factors or deem any one factor to have greater importance for a particular executive officer. Base salary adjustments generally take effect in the middle of our fiscal year.

The current base salaries of the Company’s named executive officers compare to the median of the Company’s select peer group as follows: Mr. Park is slightly above, Mr. Hwang and Mr. McFarland are slightly below, and Ms. Sakai and Mr. Rowe are generally in line. Our employees, including our executive officers, voluntarily accepted a 20% reduction in base salary from 2008 levels from January to June 2009, as part of austerity measures implemented to assist in our recovery. Mr. Park voluntarily accepted a 40% reduction in base salary from January to March 2009, and a 20% reduction from April to June 2009. In June 2009, our board of directors approved a one-time payment of 10% of base salary paid from April to June 2009 to all employees who voluntarily accepted pay reductions earlier in the year, which group included all of our named executive officers. This amount is reported as salary in the Summary Compensation Table below. We restored salaries to 2008 levels in July 2009. In December 2009, as a reward for the successful completion of our reorganization proceedings, our board of directors approved a one-time payment of 30% of the monthly base salary to all employees who voluntarily accepted pay reductions earlier in the year, which group included all of our named executive officers. The amount paid to named executive officers for 2009 are reported as bonus in the Summary Compensation Table below. The Committee also granted additional special discretionary incentives to Mr. Hwang, Mr. Rowe, Ms. Sakai and Mr. McFarland in 2009, as described in more detail below. No additional special discretionary incentives were granted to our named executive officers in 2010 or 2011.

Cash Incentives

Short-term cash incentives comprise a significant portion of the total target compensation package and are designed to reward executives for their contributions to meeting and exceeding our goals and to recognize and reward our executives in achieving these goals. Incentives are designed as a percentage of base salary and are awarded based on individual performance and our achievement of the annual, long-term and strategic quantitative goals set by our Committee.

Given our financial position at the beginning of 2009, we did not modify the annual targets for our cash incentive plans for 2009. As a result, our short-term cash incentive plan was effectively suspended for the year. In December 2009, our board of directors implemented a cash incentive plan effective as of January 1, 2010, which we call the Profit Sharing Plan. Each of our employees is eligible to participate in the Profit Sharing Plan, and our board of directors intends for the Profit Sharing Plan to incentivize our named executive officers, officers and employees to exceed expectations throughout our entire fiscal year. The Committee administers the Profit Sharing Plan.

Under the Profit Sharing Plan, the Committee will review our business plan in December of each year and determine an annual consolidated Adjusted EBITDA target, or the Base Target, for the upcoming fiscal year and set the targeted amount to be awarded to our named executive officers and employees, or the Profit Share, for meeting the Base Target and for achievement in excess of the Base Target.

The Base Target is calculated as a percentage of our forecasted gross annual revenue for the upcoming fiscal year. We determine our revenue forecast by looking at several factors, including existing orders from our customers, quarterly and annual forecasts from our customers, our product roadmap and how it corresponds with our projected customer needs, and the overall industry forecasts for the semiconductor market. The Committee’s goal is to set a Base Target that is difficult but not unreasonable to achieve. To determine the percentage of gross annual revenue for purposes of setting the Base Target, the Committee, in consultation with our board of directors, first determines a range of Adjusted EBITDA growth and gross margin that is competitive based upon the select peer group and will ensure that we build stockholder value, then sets a percentage such that the forecasted Adjusted EBITDA growth and gross margin is within that range. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Additional Business Metrics Evaluated by Management” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for a discussion of how we define and why we use Adjusted EBITDA.

Each named executive officer receives as a Profit Share a set percentage of their annual base salary once the Base Target is achieved. Executives with target annual incentive opportunities set forth in their employment agreements will be eligible to receive the target percentage set forth in such agreements. In the event we exceed the Base Target, we may pay to our named executive officers (together with all of our eligible employees) their pro rata portion of an additional Profit Share of 25% of our annual consolidated Adjusted EBITDA in excess of the Base Target. For 2011, Mr. Park received a Profit Share of $210,634, Mr. Hwang received a Profit Share of $101,482, Mr. Rowe received a Profit Share of $93,248, Ms. Sakai received a Profit Share of $89,748 and Mr. McFarland received a Profit Share of $51,158.

We pay the Profit Share during the normal pay period in the January following the conclusion of each fiscal year for which the Profit Share is calculated, and the Profit Share is only payable to those executives who have been employed by us during the entire fiscal year for which the Profit Share is calculated and who are employed by us on the Profit Share payment date, provided that the Profit Share is payable pro rata to any named executive officers who begin their employment during the fiscal year for which the Profit Share is calculated.

The Committee retains the sole discretion to (i) authorize the payment of the Profit Share in December of the relevant fiscal year when the Committee believes the Base Target will be achieved, (ii) pay Profit Shares when we achieve slightly less than the Base Target, and (iii) make interim Profit Share payments during the fiscal year. In addition to the Profit Sharing Plan, the Committee retains the right to grant discretionary incentives to our named executive officers as a reward for extraordinary performance. For example, Mr. Hwang, Ms. Sakai and Mr. McFarland were paid a discretionary incentive in December 2009 in recognition of their role in our successful reorganization proceedings. These amounts were not based upon any numerical or formulaic factors, but rather were determined by the Committee based upon a subjective assessment of their respective individual contributions and are reported in the Summary Compensation Table in the column labeled “Bonus.”

For 2010, the implementation of the Profit Sharing Plan was modified pursuant to the terms of the Profit Sharing Plan to provide our employees with an opportunity to share in our success earlier in the fiscal year than under the existing Profit Sharing Plan. In addition to setting the Base Target, two interim targets for our first and second fiscal quarters were set. We made Profit Share payments in the first normal pay period following the conclusion of each of our first two fiscal quarters. The total Profit Share payable for meeting the Base Target for 2010 was capped for each named executive officer at his or her respective percentage of annual base salary, such that the amount of any Profit Share paid for 2010 performance after the end of 2010 was offset by the Profit Share paid during 2010 for reaching each of the quarterly targets. In addition, for 2010, our named executive officers were not eligible to earn the additional Profit Share of 25% of our annual consolidated Adjusted EBITDA in excess of the Base Target even though we exceeded the Base Target. As a result, for 2010, our named executive officers were only entitled to receive a cash incentive equal to the Profit Share paid to each named executive officer disclosed in the Summary Compensation Table in the column labeled “Bonus.” In 2010, under the Profit Sharing Plan, we paid bonuses to our named executive officers in April and July 2010 and in January 2011.

For 2011, the implementation of the Profit Sharing Plan was modified pursuant to the terms of the Profit Sharing Plan to set an interim target that was paid during the first normal pay period following the conclusion of our second fiscal quarter of 2011. In addition, our named executive officers (and all of our other employees) were not eligible to earn the additional Profit Share of 25% of our annual consolidated Adjusted EBITDA in excess of the Base Target even if we exceeded the Base Target or the interim target. In 2011, under the Profit Sharing Plan, we paid bonuses to our named executive officers in July 2011 but not in January 2012.

Equity Compensation

In addition to cash incentives, we offer equity incentives as a way to enhance the link between the creation of stockholder value and executive incentive compensation and to give our executives appropriate motivation and rewards for achieving increases in enterprise value. Under our 2009 Common Unit Plan, our board of directors granted options to acquire MagnaChip Semiconductor LLC common units and restricted unit bonus awards. Awards under our 2009 Common Unit Plan were converted into options for common stock and restricted common stock of MagnaChip Semiconductor Corporation upon our corporate conversion. Such options vest in installments over three years following grant, with approximately one-third of the restricted unit awards vested at grant and the remainder vesting in two subsequent annual installments, as set forth in more detail below.

Under our 2011 Equity Incentive Plan, which replaced the 2009 Common Unit Plan immediately following our corporate conversion, the Committee may grant participants stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and units, and other stock-based and cash-based awards. Stock options granted under the 2011 Equity Incentive Plan generally vest over three years following grant, with thirty-four percent of the common stock vesting and becoming exercisable on the first anniversary of grant date and eight or nine percent of the common stock subject to the options vesting on completion of each three-month period thereafter. In granting equity awards, the Committee may establish any conditions or restrictions it deems appropriate. Stock options and stock appreciation rights must have exercise prices at least equal to the fair market value of the stock at the time of their grant pursuant to the 2011 Equity Incentive Plan. The fair market value of the stock at the time of grant will generally be the closing price of a share of stock as quoted on the national or regional securities exchange or quotation system constituting the primary market for the stock on the date any grant is made. Prior to the exercise of a stock option or stock appreciation or settlement of an award denominated in units, the holder has no rights as a stockholder with respect to the stock subject to the award, including voting rights and the right to receive dividends. Participants receiving restricted stock awards are stockholders and have both voting rights and the right to receive dividends, except that dividends paid on unvested shares may remain subject to forfeiture until vested. Award vesting ceases upon termination of employment, and vested options and stock appreciation rights remain exercisable only for a limited period following such termination.

The Committee considers granting additional equity compensation in the event of new employment, a promotion or change in job responsibility or a change in median levels of equity compensation for similarly-situated executives at companies in our select peer group or in its discretion to reward or incentivize individual officers. The option award levels vary among participants based on their job grade and position. The Committee generally seeks to award equity compensation at levels consistent with the median levels for executives at companies in our select peer group, and will also make subjective determinations regarding adjustments to award amounts in light of factors such as the available pool, individual performance and role of executives. For example, the Committee may adjust the size of an award for an individual executive above the option award level for his or her position if the Committee determines that the executive has provided exceptional performance, or may increase the option award level for a position above the median level reflected in the select peer group if the position is considered by the Committee to be more critical to our long-term success. The Committee will generally maintain substantially equivalent award levels for executives at equivalent job grades. Stock option awards are not tied to base salary or cash incentive amounts.

As a result of our reorganization proceedings, all previously outstanding common and preferred units and options held by our named executive officers were cancelled. In December 2009, we granted new options to our executives with the option award amounts generally determined based upon the median levels of our select peer group. Thirty-four percent of the common units subject to the options vested and became exercisable on the first anniversary of grant date, with eight or nine percent of the common units subject to the options vesting on completion of each three-month period thereafter. In December 2009, in recognition of services provided in guiding us through our reorganization proceedings, our board of directors also granted each of our current named executive officers a restricted unit bonus. The amount of the restricted unit bonuses were not based upon any numerical or formulaic factors, nor based upon any comparative peer group, data or the number of options granted, but rather were determined based upon our board of directors’ subjective assessment of individual contributions to the successful completion of the reorganization proceedings. We granted restricted unit bonuses in order to provide our executives with an equity incentive with a built-in gain equal to the value of the units as of the date of grant while still incentivizing them to contribute toward increasing our enterprise value. See “—Grant of Plan-Based Awards” below for information regarding the number and value of units granted to each named executive officer. Thirty-four percent of each restricted unit bonus vested upon grant, with the remaining portion vesting in equal installments on the first and second anniversary of the grant date. No equity incentives were granted to our named executive officers in 2010 or 2011.

Upon the recommendation of our board of directors or chief executive officer, or otherwise, the Committee may in the future consider granting additional performance-based equity incentives.

Perquisites and Other Benefits

We provide the named executive officers with perquisites and other benefits, including expatriate benefits, that the Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. Generally, perquisite are determined based upon what the Committee considers to be the most customary perquisites offered by our select peer group and are not based upon a median cost for specific perquisites or for the perquisites in aggregate. The Committee determines the level and types of expatriate benefits for the executive officers based on local market surveys taken by our human resources group. These surveys are not limited to our select peer group, but include a broad range of non-Korea based companies with significant operations in Korea. Attributed costs of the personal benefits for the named executive officers are as set forth in the Summary Compensation Table below.

Mr. Park, Ms. Sakai and Mr. McFarland were expatriates during all of 2011 and received expatriate benefits commensurate with market practice in Korea. These benefits, which were determined on an individual basis, included housing allowances, relocation allowances, insurance premiums, reimbursement for the use of a car, home leave flights, living expenses, tax equalization payments and tax advisory services, each as we deemed appropriate.

In addition, pursuant to the Employee Retirement Benefit Security Act, certain executive officers resident in Korea with one or more years of service are entitled to severance benefits upon the termination of their employment for any reason. For purposes of this section, we call this benefit “statutory severance.” The base statutory severance is approximately one month of base salary per year of service. Mr. Hwang, Ms. Sakai and Mr. McFarland accrue statutory severance.

Executive Officers of the Registrant

The following table is a list of the current executive officers of the Company:

Name	Age	Position
Sang Park	64	Chairman of the Board of Directors and Chief Executive Officer
Tae Young Hwang	55	Chief Operating Officer and President
Brent Rowe	50	Executive Vice President, Worldwide Sales
Heung Kyu Kim	48	Executive Vice President and General Manager, Power Solutions Division
Margaret Sakai	55	Executive Vice President and Chief Financial Officer
Tae Jong Lee	49	Executive Vice President and General Manager, Corporate Engineering
John McFarland	45	Executive Vice President, General Counsel and Secretary

Sang Park, Chairman of the Board of Directors and Chief Executive Officer. Mr. Park became our Chairman of the board of directors and Chief Executive Officer on January 1, 2007, after serving as President, Chief Executive Officer and director since May 2006. Mr. Park served as an executive fellow for iSuppli Corporation from January 2005 to May 2006. Prior to joining iSuppli, he was founder and president of SP Associates, a consulting services provider for technology companies, from September 2003 to December 2004. Mr. Park served as Chief Executive Officer of Hynix from May 2002 to March 2003, and as Chief Operating Officer and President of the Semiconductor Division of Hynix from July 1999 to April 2002. Prior to his service at Hynix, Mr. Park was Vice President of Procurement Engineering at IBM in New York from 1995 to 1999, and he held various positions in procurement and operations at Hewlett Packard in California from 1979 to 1995.

Tae Young Hwang, Chief Operating Officer and President. Mr. Hwang became our Chief Operating Officer and President in November 2009. He previously served as our Executive Vice President, Manufacturing Division, and General Manager, Display Solutions from January 2007, and our Executive Vice President of Manufacturing Operations from October 2004. Prior to that time, Mr. Hwang served as Hynix’s Senior Vice President of Manufacturing Operations, System IC, from 2002 to 2003. From 1999 to 2001, he was Vice President of Cheongju Operations for Hynix. Mr. Hwang holds a B.S. degree in Mechanical Engineering from Pusan National University and an M.B.A. from Cheongju University.

Brent Rowe, Executive Vice President, Worldwide Sales. Mr. Rowe became our Executive Vice President, Worldwide Sales in December 2010, after serving as our Senior Vice President, Worldwide Sales since April 2006. Prior to joining our company, Mr. Rowe served at Fairchild Semiconductor International, Inc., a semiconductor manufacturer, as Vice President, Americas Sales and Marketing from August 2003 to October 2005; Vice President, Europe Sales and Marketing from August 2002 to August 2003; and Vice President, Japan Sales and Marketing from April 2002 to August 2002. Mr. Rowe holds a B.S. degree in Chemical Engineering from the University of Illinois.

Heung Kyu Kim, Executive Vice President and General Manager, Power Solutions Division. Mr. Kim became our Executive Vice President and General Manager, Power Solutions Division, in December 2010, after serving as our Senior Vice President and General Manager, Corporate Engineering since July 2007. Prior to joining our company, Mr. Kim served at Fairchild Semiconductor International, Inc., a semiconductor manufacturer, as Vice President of the Power Conversion Product Line from July 2003 to June 2007, and as Director of Korea Sales and Marketing from April 1999 to June 2003. Mr. Kim holds a B.S. degree in Metallurgical Engineering from Korea University.

Margaret Sakai, Executive Vice President and Chief Financial Officer. Ms. Sakai became our Executive Vice President and Chief Financial Officer in April 2011, after serving as Senior Vice President and Chief Financial Officer since April 2009 and our Senior Vice President, Finance, since November 2006. Prior to joining our company, she served as Chief Financial Officer of Asia Finance and Vice President of Photronics, Inc., a manufacturer of reticles and photomasks for semiconductor and microelectronic applications, since November 2003. From June 1999 to October 2003, Ms. Sakai was Executive Vice President and Chief Financial Officer of PKL Corporation, a photomask manufacturer. From October 1995 to May 1999, Ms. Sakai served as Director of Finance of Acqutek International Limited, a lead-frame manufacturer, and from March 1992 to September 1995, Ms. Sakai served as Financial Manager at National Semiconductor Corporation. Ms. Sakai worked as an Audit Supervisor at Coopers & Lybrand from January 1988 to March 1992. Ms. Sakai is a Certified Public Accountant in the State of California and holds a B.A. degree in Accounting from Babson College.

Tae Jong Lee, Executive Vice President and General Manager, Corporate Engineering. Mr. Lee became our Executive Vice President and General Manager, Corporate Engineering, in December 2011, after serving successively as Senior Vice President and Vice President and General Manager, Corporate Engineering, since September 2007. Prior to joining our company, Mr. Lee served as Director of the Technology Development Division, Chartered Semiconductor Manufacturing, in Singapore from 1999 to August 2007. Mr. Lee holds B.S. and M.S. degrees from Seoul National University, and a Ph.D in Physics from the University of Texas at Dallas.

John McFarland, Executive Vice President, General Counsel and Secretary. Mr. McFarland became our Executive Vice President, General Counsel and Secretary in April 2011 after serving successively as Senior Vice President and Vice President, General Counsel and Secretary since November 2004. Prior to joining our company, Mr. McFarland served as a foreign legal consultant at Bae, Kim & Lee, a law firm, from August 2003 to November 2004 and an associate at Wilson Sonsini Goodrich & Rosati, P.C., a law firm, from August 2000 to July 2003. Mr. McFarland holds a B.A. degree in Asian Studies, conferred with highest distinction from the University of Michigan, and a J.D. degree from the University of California, Los Angeles, School of Law.

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned during the years ended December 31, 2009, 2010 and 2011, of our named executive officers:

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Sang Park	2011	553,444		211,124	—	—	—	507,782	(4)	1,272,350
Chairman and Chief Executive Officer	2010	482,164		543,926	—	—	—	325,576	(5)	1,351,666
	2009	979,611	(6)	11,262	1,769,600	488,070	—	314,785	(7)	3,563,328

Tae Young Hwang	2011	315,471		101,482	—	—	35,964	34,062	(8)	486,979
Chief Operating Officer and President	2010	275,129		249,706	—	—	105,346	26,422	(9)	656,604
	2009	189,748		106,544	663,600	305,044	119,541	10,884	(10)	1,395,361

Brent Rowe	2011	309,086		93,248	—	—	—	11,590	(11)	413,924
Executive Vice President, Worldwide Sales	2010	261,499		223,200	—	—	—	12,914	(12)	497,614
	2009	398,554	(13)	70,500	442,400	183,026	—	12,231	(14)	1,106,711

Margaret Sakai	2011	316,327		90,190	—	—	46,384	345,301	(15)	798,202
ExecutiveVice President and Chief Financial Officer	2010	272,072		157,052	—	—	28,152	250,039	(16)	707,314
	2009	238,347		46,549	265,440	73,211	12,143	163,668	(17)	799,358

John McFarland	2011	245,310		51,158	—	—	39,434	96,019	(18)	431,920
Executive Vice President, General Counsel and Secretary	2010	201,774		116,847	—	—	27,344	72,531	(19)	418,495
	2009	172,229		44,764	265,440	48,807	14,369	99,615	(20)	645,224

Note: Amounts set forth in the above table that were originally paid in Korean won from January 1 to October 25, 2009 have been converted into U.S. dollars using average exchange rates during the respective periods. After October 25, 2009, a monthly average exchange rate was used.

(1)	Includes one-time payment of 10% of base salary paid from April to June 2009 to all employees that voluntarily accepted pay reductions earlier in the year, including $22,204, $4,897, $6,000 and $6,415 paid to Mr. Park, Mr. Hwang, Mr. Rowe and Ms. Sakai, respectively.
(2)	Represents the grant date fair value with respect to the fiscal year determined in accordance with FASB ASC 718. See “Note 4 Summary of Significant Accounting Policies—Stock/Unit-Based Compensation,” and “Note 19 Equity Incentive Plans,” to the MagnaChip Semiconductor Corporation audited consolidated financial statements for the years ended 2011 and 2010, the two months ended December 31, 2009, and the ten months ended October 25, 2009.
(3)	Consists of statutory severance accrued during the years ended December 31, 2011 and December 31, 2010, the two months ended December 31, 2009, and the ten months ended October 25, 2009, as applicable. See the section subtitled “Compensation Discussion and Analysis” for a description of the statutory severance benefit.
(4)	Includes the following personal benefits paid to Mr. Park: (a) $282,724, which is the annual aggregate monthly pro rata amount of prepaid housing expenses for Mr. Park’s housing lease; (b) $34,147 for insurance premiums; (c) $61,055 for other personal benefits (including reimbursement of the use of a car, home leave flights, living expenses, personal tax advisory expenses, and other personal benefits); (d) $107,650 of reimbursement for the difference between the actual tax Mr. Park already paid and the hypothetical tax he had to pay for the fiscal year 2010; and (e) $22,207 for reimbursement of Korean tax.
(5)

Includes the following personal benefits paid to Mr. Park: (a) $142,390, which is the annual aggregate monthly pro rata amount of prepaid housing expenses for Mr. Park’s housing lease; (b) $29,716 for insurance premiums; (c) $44,485 for other personal benefits (including reimbursement of the use of a car, home leave flights, living expenses, personal tax advisory expenses, and other personal benefits); (d) $83,042 of reimbursement for the difference between the actual tax

Mr. Park already paid and the hypothetical tax he had to pay for the fiscal year 2009; and (e) $25,944 for reimbursement of Korean tax.
(6)	Includes a fixed one-time bonus payment of $602,631 made in December 2009 pursuant to Mr. Park’s Amended and Restated Service Agreement. Mr. Park elected to forego $298,000 of the bonus payable pursuant to his service agreement in order for such amounts to be available for bonuses to other executives.
(7)	Includes the following personal benefits paid to Mr. Park: (a) $125,073, which is the annual aggregate monthly pro rata amount of prepaid housing expenses for Mr. Park’s housing lease; (b) $28,386 for insurance premiums; (c) $48,319 for other personal benefits (including reimbursement of the use of a car, home leave flights, living expenses and personal tax advisory expenses); (d) $89,252 of reimbursement for the difference between the actual tax Mr. Park already paid and the hypothetical tax he had to pay for the fiscal year 2008; and (e) $23,755 for reimbursement of Korean tax.
(8)	Includes the following personal benefits paid to Mr. Hwang: (a) $14,095 for reimbursement of the use of a car; (b) $5,023 for other personal benefits; and (c) $14,944 for insurance premiums.
(9)	Includes the following personal benefits paid to Mr. Hwang: (a) $12,875 for reimbursement of the use of a car; (b) $2,103 for other personal benefits; and (c) $11,444 for insurance premiums.
(10)	Includes the following personal benefits paid to Mr. Hwang: (a) $7,832 for reimbursement of the use of a car; and (b) $3,052 for insurance premiums.
(11)	Includes the following personal benefits paid to Mr. Rowe: $11,590 for insurance premiums.
(12)	Includes the following personal benefits paid to Mr. Rowe: $12,914 for insurance premiums.
(13)	Includes a $176,000 fixed non-discretionary payment under Mr. Rowe’s offer letter (as supplemented), pursuant to which in 2007 Mr. Rowe elected to receive a $528,000 advance on his first three years of potential annual bonus payments at a rate of 80% of base pay. Effective as of April 2009, the right to receive the bonus became fixed and was no longer discretionary.
(14)	Includes the following personal benefits paid to Mr. Rowe: (a) $1,597 for reimbursement of the use of a car; and (b) $10,634 for insurance premiums.
(15)	Includes the following personal benefits paid to Ms. Sakai: (a) $116,842, which is the annual aggregate monthly pro rata amount of prepaid housing expenses for Ms. Sakai’s housing lease; (b) $51,534 for reimbursement of tuition expenses for Ms. Sakai’s children; (c) $30,895 for Ms. Sakai’s home leave flights; (d) $35,870 for insurance premiums; (e) $21,691 for other personal benefits (including reimbursement of the use of a car, living expenses, personal tax advisory expenses, and other personal benefits); (f) $67,728 of reimbursement for the difference between the actual tax Ms. Sakai already paid and the hypothetical tax she had to pay for the fiscal year 2010; and (g) $20,741 for reimbursement of Korean tax.
(16)	Includes the following personal benefits paid to Ms. Sakai: (a) $93,364, which is the annual aggregate monthly pro rata amount of prepaid housing expenses for Ms. Sakai’s housing lease; (b) $53,945 for reimbursement of tuition expenses for Ms. Sakai’s children; (c) $26,019 for Ms. Sakai’s home leave flights; (d) $30,016 for insurance premiums; (e) $16,478 for other personal benefits (including reimbursement of the use of a car, living expenses, personal tax advisory expenses, and other personal benefits); (f) $18,305 of reimbursement for the difference between the actual tax Ms. Sakai already paid and the hypothetical tax she had to pay for the fiscal year 2009; and (g) $11,911 for reimbursement of Korean tax.
(17)	Includes the following personal benefits paid to Ms. Sakai: (a) $25,590, which is the total monthly rental payments for four months rent for Ms. Sakai’s housing, and $32,650, which is the imputed benefit to Ms. Sakai from a refundable deposit held by the lessor of Ms. Sakai’s housing during the lease term; (b) $33,735 for reimbursement of tuition expenses for Ms. Sakai’s children; (c) $21,352 for Ms. Sakai’s home leave flights; (d) $28,238 for insurance premiums; (e) $8,568 for other personal benefits (including reimbursement of the use of a car, personal tax advisory expenses, and communication expenses); and (f) $13,535 for reimbursement of Korean tax.
(18)	Includes the following personal benefits paid to Mr. McFarland: (a) $29,945 for reimbursement of tuition expenses for Mr. McFarland’s child; (b) $23,212 of reimbursement for the difference between the actual tax Mr. McFarland already paid and the hypothetical tax he had to pay for the fiscal year 2010; (c) $26,014 for insurance premiums; (d) $8,726 for other personal benefits (including reimbursement of the use of a car, personal tax advisory expenses and other personal benefits); and (e) $8,122 for reimbursement of Korean tax.
(19)	Includes the following personal benefits paid to Mr. McFarland: (a) $25,920 for reimbursement of tuition expenses for Mr. McFarland’s child; (b) $7,418 of reimbursement for the difference between the actual tax Mr. McFarland already paid and the hypothetical tax he had to pay for the fiscal year 2009; (c) $21,830 for insurance premiums; (d) $8,204 for other personal benefits (including reimbursement of the use of a car, personal tax advisory expenses and other personal benefits); and (e) $9,159 for reimbursement of Korean tax.
(20)

Includes the following personal benefits paid to Mr. McFarland: (a) $23,351 for reimbursement of tuition expenses for Mr. McFarland’s child; (b) $19,978 of reimbursement for the difference between the actual tax Mr. McFarland already paid and the hypothetical tax he had to pay for the fiscal year 2008; (c) $20,227 for insurance premiums; (d) $1,089 for other personal benefits (including reimbursement of the use of a car and personal tax advisory expenses); and (e) $34,970 for reimbursement of Korean tax.

Grants of Plan-Based Awards

No stock or option awards nor any other plan-based awards were granted to our named executive officers during the year ended December 31, 2011.

	Outstanding Equity Awards at Fiscal Year End 2011 Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Sang Park	187,600	92,400	5.88	12/8/2019	—	—
Tae Young Hwang	117,250	57,750	5.88	12/8/2019	—	—
Brent Rowe	70,350	34,650	5.88	12/8/2019	—	—
Margaret Sakai	28,140	13,860	5.88	12/8/2019	—	—
John McFarland	18,760	9,240	5.88	12/8/2019	—	—

(1)	An installment of 34% of the shares of common stock subject to the options vested and became exercisable on December 8, 2010, an additional 9% of the options vest on the completion of the next period of three months, an additional 8% of the options vest upon the completion of each of the next three periods of three months, an additional 9% of the options vest upon the completion of the next period of three months, and an additional 8% of the options vest upon the completion of each of the next three periods of three months.
(2)	The option exercise price at the time of grant was $1.16 per common unit, or $9.28 after giving effect to the corporate conversion. On April 19, 2010, we made a distribution to our unitholders of $0.4254 per common unit, which resulted in the option exercise price being reduced to $0.7346 per common unit, or $5.88 after giving effect to the corporate conversion.

Option Exercises and Stock Vested at Fiscal Year End 2011
Name	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
Sang Park	92,400	712,404
Tae Young Hwang	34,650	267,152
Brent Rowe	23,100	178,101
Margaret Sakai	13,860	106,861
John McFarland	13,860	106,861

(1)	The restrictions on the restricted stock awards granted in December 2009 lapsed on December 8, 2011 as to the remaining 33% of the total number of restricted shares of common stock originally awarded.
(2)	The reported value represents the product of multiplying the number of vested shares by $7.71, the value of our shares as of the date of vesting determined on an as converted basis.

MagnaChip Semiconductor LLC 2009 Common Unit Plan

Following our emergence from our reorganization proceedings, in December 2009, our board of directors adopted, and our equityholders approved, the MagnaChip Semiconductor LLC 2009 Common Unit Plan, which we refer to as the 2009 Plan. The 2009 Plan provided for the grant of nonstatutory options, restricted unit bonus and purchase right awards, and deferred unit awards to employees and consultants of our company and our subsidiaries and to members of our board of directors. However, only options and restricted unit bonus awards were granted under the 2009 Plan. Subject to adjustment in the event of certain changes in capital structure, the maximum aggregate number of MagnaChip Semiconductor LLC common units available for grant under the 2009 Plan was 30,000,000. Units subject to awards that expired, were forfeited or otherwise terminated would have been available again for grant under the 2009 Plan.

In connection with our corporate conversion, MagnaChip Semiconductor Corporation assumed the rights and obligations of MagnaChip Semiconductor LLC under the 2009 Plan and converted MagnaChip Semiconductor LLC common unit options and restricted common units outstanding under the 2009 Plan into options to acquire a number of shares of our common stock and shares of restricted common stock at a ratio of eight-for-one on substantially equivalent terms and conditions. Based upon MagnaChip Semiconductor LLC’s common units outstanding as of December 31, 2010, and after giving effect to the corporate conversion, there would have been outstanding under the 2009 Plan options to purchase 1,957,760 shares of common stock, at a weighted average exercise price of $6.33 per share. The 2009 Plan terminated immediately following our corporate conversion, and no additional options or other equity awards may be granted under the 2009 Plan. However, options granted under the 2009 Plan prior to its termination will remain outstanding until they are either exercised or expire.

The 2009 Plan is administered by the Committee. Subject to the provisions of the 2009 Plan, the Committee determined in its discretion the persons to whom and the times at which awards were granted, the sizes of such awards, and all of their terms and conditions. All awards were evidenced by a written agreement between us and the holder of the award. The Committee has the authority to construe and interpret the terms of the 2009 Plan and awards granted under it.

In the event of a change in control of our company, the vesting of all outstanding awards held by participants whose employment has not previously terminated will accelerate in full. In addition, the Committee has the authority to require that outstanding awards be assumed or replaced with substantially equivalent awards by a successor corporation or to cancel the outstanding awards in exchange for a payment in cash or other property equal to the fair market value of restricted units or the excess, if any, of the fair market value of the units subject to an option over the exercise price per unit of such option.

2011 Equity Incentive Plan

Our 2011 Equity Incentive Plan, or the 2011 Plan, was approved by our board of directors and our stockholders in March 2010. We amended and restated the 2011 Plan in February 2011, and our stockholders approved the amendment in March 2011 to reflect that it became effective in 2011 upon our corporate conversion. 890,300 shares of our common stock, or the total number of shares of common stock (as adjusted by the conversion ratio in the corporate conversion) remaining available for grant upon its termination immediately following the corporate conversion, were authorized and reserved.

As of December 31, 2011, there were outstanding under the 2011 Plan options to purchase 2,008,960 shares of common stock, at a weighted average exercise price of $6.79 per share. As of December 31, 2011, 752,564 shares of our common stock remained available for issuance under the 2011 Plan. This reserve automatically increased on January 1, 2012 and will automatically increase each subsequent anniversary through 2021, by an amount equal to the smaller of 2% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or an amount determined by our board of directors. The number of shares authorized for issuance under the 2011 Plan will also be increased from time to time by up to that number of shares of common stock remaining subject to options and restricted stock awards outstanding under the 2009 Plan at the time of its termination immediately following the corporate conversion that expire or terminate or are forfeited for any reason after the effective date of the 2011 Plan, subject to a cap of 1,412,352 shares. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2011

Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2011 Plan which expire, are repurchased, or are cancelled or forfeited will again become available for issuance under the 2011 Plan. The shares available will not be reduced by awards settled in cash. Shares withheld to satisfy tax withholding obligations will not again become available for grant. The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2011 Plan.

Awards may be granted under the 2011 Plan to our employees, including officers, directors, or consultants or those of any present or future parent or subsidiary corporation or other affiliated entity. While we may grant incentive stock options only to employees, we may grant nonstatutory stock options, stock appreciation rights, restricted stock purchase rights or bonuses, restricted stock units, performance shares, performance units and cash-based awards or other stock-based awards to any eligible participant.

The 2011 Plan is administered by the Committee. Subject to the provisions of the 2011 Plan, the Committee determines in its discretion the persons to whom and the times at which awards are granted, the sizes of such awards, and all of their terms and conditions. All awards are evidenced by a written agreement between us and the holder of the award. The Committee has the authority to construe and interpret the terms of the 2011 Plan and awards granted under it.

In the event of a change in control as described in the 2011 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2011 Plan or substitute substantially equivalent awards. Any awards which are not assumed or continued in connection with a change in control or are not exercised or settled prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines, except that the vesting of all awards held by members of our board of directors who are not employees will automatically be accelerated in full. The 2011 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding award denominated in shares upon a change in control in exchange for a payment to the participant with respect to each share subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share, if any, under the award.

2011 Employee Stock Purchase Plan

Our 2011 Employee Stock Purchase Plan, or the Purchase Plan, was approved by our board of directors in March 2010. Our board of directors amended and restated the Purchase Plan in February 2011 to reflect that the Purchase Plan would become effective in 2011 upon the commencement of the MagnaChip Corporation IPO. The Purchase Plan was approved by our stockholders in March 2011 and became effective upon the commencement of the MagnaChip Corporation IPO. 789,890 shares were initially authorized and reserved for sale under the Purchase Plan.

As of December 31, 2011, 789,304 shares of our common stock remained reserved for sale under the Purchase Plan. In addition, the Purchase Plan provides for an automatic annual increase in the number of shares available for issuance under the plan on January 1 of each year beginning in 2012 and continuing through and including January 1, 2021 equal to the lesser of (i) 1% of our then issued and outstanding shares of common stock on the immediately preceding December 31, (ii) 789,980 shares, or (iii) a number of shares as our board may determine. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the Purchase Plan.

Our employees and employees of any parent or subsidiary corporation designated by the Committee are eligible to participate in the Purchase Plan if they are customarily employed by us for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted a right to purchase stock under the Purchase Plan if: (i) the employee immediately after such grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock or of any parent or subsidiary corporation, or (ii) the employee’s rights to purchase stock under all of our employee stock purchase plans would accrue at a rate that exceeds $25,000 in value for each calendar year of participation in such plans.

The Purchase Plan is implemented through a series of sequential offering periods, generally three months in duration beginning on the first trading days of February, May, August, and November each year. The Committee is authorized to establish additional or alternative concurrent, sequential or overlapping offering periods and offering periods having a different duration or different starting or ending dates, provided that no offering period may have a duration exceeding 27 months.

Amounts accumulated for each participant, generally through payroll deductions, are credited toward the purchase of shares of our common stock at the end of each offering period at a price generally equal to 95% of the fair market value of our common stock on the purchase date. Prior to commencement of an offering period, the Committee is authorized to change the purchase price discount for that offering period, but the purchase price may not be less than 85% of the lower of the fair market value of our common stock at the beginning of the offering period or on the purchase date.

No participant may purchase under the Purchase Plan in any calendar year shares having a value of more than $25,000 measured by the fair market value per share of our common stock on the first day of the applicable offering period. Prior to the beginning of any offering period, the Committee may alter the maximum number of shares that may be purchased by any participant during the offering period or specify a maximum aggregate number of shares that may be purchased by all participants in the offering period. If insufficient shares remain available under the plan to permit all participants to purchase the number of shares to which they would otherwise be entitled, the Committee will make a pro rata allocation of the available shares. Any amounts withheld from participants’ compensation in excess of the amounts used to purchase shares will be refunded, without interest.

In the event of a change in control, an acquiring or successor corporation may assume our rights and obligations under the Purchase Plan. If the acquiring or successor corporation does not assume such rights and obligations, then the purchase date of the offering periods then in progress will be accelerated to a date prior to the change in control as specified by the Committee, but the number of shares subject to outstanding purchase rights shall not be adjusted.

Agreements with Executives and Potential Payments Upon Termination or Change in Control

We are obligated to make certain payments to our named executive officers upon termination or a change in control as further described below.

Sang Park. We are party to an Amended and Restated Services Agreement, dated as of May 8, 2008, with Mr. Park pursuant to which he serves as our Chairman and Chief Executive Officer. Under the agreement, Mr. Park was to receive an initial base salary of $450,000 and a one-time performance bonus payment of $900,000. Mr. Park is also entitled to an annual incentive award of 100% of his annual salary based upon the achievement of performance goals, provided that the actual bonus paid may be higher or lower dependent on over- or under-achievement of his performance goals, as determined by the Committee. Mr. Park is entitled to customary employee benefits and certain expatriate, repatriation and international service benefits, including relocation benefits, tax equalization benefits, the cost of housing accommodations and expenses, transportation benefits and repatriation benefits. Pursuant to the agreement Mr. Park was granted options to purchase restricted common units but they were subsequently terminated in connection with our reorganization proceedings. The restated service agreement also contains customary non-competition and non-solicitation covenants lasting two and three years, respectively, from the date of termination of employment and confidentiality covenants of unlimited duration.

If Mr. Park’s employment is terminated without Cause or if he resigns for good reason, Mr. Park is entitled to receive (i) payment of all salary and benefits accrued up to the date of termination, (ii) payment of his then-current base salary for twelve months, (iii) the annual incentive award to which Mr. Park would have been entitled for the year in which his employment terminates, (iv) twelve months’ accelerated vesting on outstanding equity awards and a twelve-month post-termination equity award exercise period, and (v) continued participation for Mr. Park and his eligible dependents in our benefit plans for twelve months, including certain international service benefits.

If such termination occurs within nine months of a change in control, Mr. Park is entitled to receive (i) payment of all salary and benefits accrued and unpaid up to the date of termination, (ii) payment of his then-current base salary for twenty-four months, (iii) the annual incentive award to which Mr. Park would have been entitled for the year in which his employment terminates, (iv) two years’ accelerated vesting on outstanding equity awards, other than awards granted pursuant to the 2009 Plan, which accelerate in full, (v) a twelve-month post-termination equity award exercise period, and (vi) continued participation for Mr. Park and his eligible dependents in our benefit plans for two years, including certain international service benefits.

The severance described above payable to Mr. Park upon his termination without Cause or in connection with a change in control shall be reduced to the extent that we pay any statutory severance payments to Mr. Park pursuant to the Korean Commercial Code or any other statute. As used in the agreement, the term “Cause” means the termination of Mr. Park’s employment because of (i) a failure by Mr. Park to substantially perform his customary duties (other than such failure resulting from incapacity due to physical or mental illness); (ii) Mr. Park’s gross negligence, intentional misconduct or material fraud in the performance of Mr. Park’s employment; (iii) Mr. Park’s conviction of, or plea of nolo contendre to, a felony or to a crime involving fraud or dishonesty; (iv) a judicial determination that Mr. Park committed fraud or dishonesty against any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity; or (v) Mr. Park’s material violation of the agreement or of one or more of the material policies applicable to his employment. Resignation for “good reason” means a resignation upon any of the following events that remains uncured for 30 days after Mr. Park delivers a demand to us: (i) a salary reduction other than a reduction of less than 10% applied to our other officers, (ii) material reduction in benefits, (iii) failure to provide housing, (iv) nature or status of Mr. Park’s authorities, duties or responsibilities are materially and adversely altered, (v) removal from our board of directors without cause, or (vi) Mr. Park is not reappointed as Chief Executive Officer following our initial public offering.

In the event we terminate Mr. Park’s employment due to Disability, Mr. Park shall be entitled to (i) payment of his Salary and accrued vacation up to and including the date of termination, (ii) payment of any unpaid expense reimbursements, (iii) the prorated amount of any cash incentive to which Mr. Park would have been entitled, and (iv) other benefits due to Mr. Park through his termination date. As used in the agreement, the term “Disability” means that the we determine that due to physical or mental illness or incapacity, whether total or partial, Mr. Park is substantially unable to perform his duties for a period of 180 consecutive days or shorter periods aggregating 180 days during any period of 365 consecutive days.

In the event of Mr. Park’s death while employed by us, Mr. Park’s estate or named beneficiary shall be entitled to (i) payment of Mr. Park’s salary and accrued vacation up to and including the date of termination, (ii) payment of any unpaid expense reimbursements, (iii) the prorated amount of any cash incentive to which Mr. Park would have been entitled, and (iv) other benefits due to Mr. Park through his termination date.

Tae Young Hwang. We entered into an Entrustment Agreement with Mr. Hwang, effective as of October 1, 2004, under which he serves as our Chief Operating Officer and President, with an initial base salary of 220 million Korean won per year and with a target annual incentive bonus to be determined by management based on performance. Mr. Hwang is entitled to customary employee benefits and expatriate benefits. The agreement also contains customary non-competition covenants lasting one year from the date of termination of employment and confidentiality covenants of unlimited duration. If Mr. Hwang’s employment is terminated for any reason, he is entitled to statutory severance payments pursuant to the Korean Commercial Code.

Brent Rowe. We entered into an Offer Letter with Mr. Rowe, dated as of March 7, 2006, pursuant to which Mr. Rowe serves as our Executive Vice President, Worldwide Sales, with an initial base salary of $220,000 per year, a sign on bonus of $50,000 and with a target annual incentive bonus opportunity of 80% of his base salary. Mr. Rowe is entitled to customary employee benefits. Pursuant to the Offer Letter, Mr. Rowe received an initial grant of options to purchase our common units, but the grant was subsequently terminated in connection with our reorganization proceedings. If Mr. Rowe’s employment is terminated without cause, he is entitled to a severance payment equal to six months’ salary.

Margaret Sakai. We entered into an Offer Letter with Ms. Sakai, dated as of September 5, 2006, pursuant to which Ms. Sakai served as our Senior Vice President, Finance, with an initial base salary of $250,000 per year and with a target annual incentive bonus opportunity of 50% of her base salary. Ms. Sakai’s title was changed to Senior Vice President and Chief Financial Officer in 2009 and Executive Vice President and Chief Financial Officer in 2011. Ms. Sakai is entitled to customary employee benefits and expatriate benefits. Pursuant to her Offer Letter, Ms. Sakai received an initial grant of options to purchase our common units, but the grant was subsequently terminated in connection with our reorganization proceedings.

If Ms. Sakai’s employment is terminated by us without cause, Ms. Sakai is entitled to receive payment of all salary and benefits accrued and unpaid up to the date of termination, continued payment of her salary for six months at the rate in effect on the date of termination, payment of a prorated portion of the annual incentive bonus for the year in which termination occurs and paid benefits for Ms. Sakai and her dependents for six months. The severance payable to Ms. Sakai under her Offer Letter will be reduced to the extent we make any statutory severance payments to Ms. Sakai pursuant to the Korean Commercial Code or any other statute.

John McFarland. We are party to a Service Agreement, dated as of April 1, 2006, with Mr. McFarland pursuant to which he serves as our Executive Vice President, General Counsel and Secretary. Under the agreement, Mr. McFarland was eligible to receive an initial base salary of 175 million Korean won per year, with a target annual incentive bonus opportunity of 50% of his base salary. Mr. McFarland is entitled to customary employee benefits and certain expatriate, repatriation and international service benefits. Mr. McFarland received an initial grant of options to purchase our common units, but the grant was subsequently terminated in connection with our reorganization proceedings. The agreement also contains customary non-competition and non-solicitation covenants lasting one and two years, respectively, from the date of termination of employment and confidentiality covenants of unlimited duration.

Pursuant to the agreement, if Mr. McFarland’s employment is terminated for any reason other than Disability, death or Cause, he shall be entitled to (i) payment of all salary and benefits accrued up to the date of termination, (ii) a severance payment, consisting of the continuation of his then current salary for a period of six months, (iii) six months of paid benefits for Mr. McFarland and his eligible dependents and (iv) the prorated amount of any cash incentive to which Mr. McFarland would have been entitled. The severance payable to Mr. McFarland under his agreement will be reduced to the extent we make any statutory severance payments to Mr. McFarland pursuant to the Korean Commercial Code or any other statute.

In the event we terminate Mr. McFarland’s employment due to Disability, Mr. McFarland shall be entitled to (i) payment of his then current salary up to and including the date of termination, (ii) the dollar value of all accrued and unused vacation benefits based upon Mr. McFarland’s most recent level of salary, (iii) any cash incentive amount actually earned but not previously paid to Mr. McFarland, (iv) payment of any unpaid expense reimbursements, and (v) the prorated amount of any cash incentive to which Mr. McFarland would have been entitled. As used in the agreement, the term “Disability” means that we reasonably determine that due to physical or mental illness or incapacity, whether total or partial, Mr. McFarland is substantially unable to perform his duties for a period of 180 consecutive days or shorter periods aggregating 180 days during any period of 365 consecutive days.

In the event of Mr. McFarland’s death while employed by us, Mr. McFarland’s estate or named beneficiary shall be entitled to (i) payment of Mr. McFarland’s then current salary up to and including the date of termination, (ii) the dollar value of all accrued and unused vacation benefits based upon Mr. McFarland’s then current salary, (iii) any cash incentive amount actually earned but not previously paid to Mr. McFarland, (iv) payment of any unpaid expense reimbursements, and (v) the prorated amount of any cash incentive to which Mr. McFarland would have been entitled.

If Mr. McFarland’s employment is terminated for Cause, he will be entitled to receive payment of all salary and benefits and unreimbursed expenses accrued up to the date of termination and will not be entitled to any other compensation. As used in the agreement, the term “Cause” has substantially the same definition as that in Mr. Park’s agreement.

Potential Payments upon Termination or Change in Control.

Termination. Our named executive officers are eligible to receive certain payments and benefits in connection with certain service termination events pursuant to the terms of our employment agreements with them, as further described under the section entitled “Agreements with Executives and Potential Payments Upon Termination or Change in Control.” The terms “cause” and “resignation for good reason” used below have the meanings given to them in the applicable agreements with us.

Change in Control. Mr. Park is entitled to receive certain payments and benefits in connection with a change in control of our company pursuant to our employment agreement with him, as further described under the section entitled “Agreements with Executives and Potential Payments Upon Termination or Change in Control.” In addition, in the event of a change in control of our company, the vesting of all outstanding awards issued under the 2009 Plan held by participants whose employment has not previously terminated will accelerate in full. In addition, the Committee has the authority to require that outstanding awards be assumed or replaced with substantially equivalent awards by the successor corporation or to cancel the outstanding awards in exchange for a payment in cash or other property equal to the fair market value of restricted units or the excess, if any, of the fair market value of the units subject to an option over the exercise price per unit of such option. For purposes of the foregoing, a “change in control” is generally defined as the acquisition by a person or entity of more than 51% of the combined voting power of our then outstanding voting securities or a sale or transfer of all or substantially all of our consolidated assets to a person or entity that is not our affiliate.

The following table presents our estimate of the dollar value of the payments and benefits payable to our named executive officers upon the occurrence of the following events, assuming that each such event occurred on December 31, 2011. The disclosure in the following table does not include:

•

any accrued benefits that were earned and payable as of December 31, 2011, including any short-term cash incentive amounts earned by, or any discretionary bonus amounts payable to, the executive officer for 2011 performance; or

•	payments and benefits to the extent they are provided generally to all salaried employees and do not discriminate in scope, terms or operation in favor of the named executive officers.

Name	Event	Cash Severance Payment ($)(1)		Continuation of Benefits ($)(2)		Value of Equity Award Acceleration ($)(3)	Total ($)
Sang Park	(a)(4)	587,000		507,782	(5)	147,840	1,242,622
	(b)(4)	1,174,000		1,015,565	(6)	147,840	2,337,405
	(c)	—		—		147,840	147,840
Tae Young Hwang	(c)	836,666	(7)	—		92,400	929,066
Brent Rowe	(a)	155,900		—		—	155,900
	(c)	—		—		55,440	55,440
Margaret Sakai	(a)	165,375	(8)	172,650	(9)	—	338,025
	(c)	—		—		22,176	22,176
John McFarland	(a)	147,354	(10)	48,009	(11)	—	195,363
	(c)	—		—		14,784	14,784

(a)	Termination without cause in absence of change in control.
(b)	Termination without cause within nine months following a change in control.
(c)	Change in control.

(1)	Represents cash severance payments payable to our named executive officers pursuant to (i) our employment agreements with them or, if greater, (iii) cash severance payments payable pursuant to the Employee Retirement Benefit Security Act of Korea. Other than Mr. Rowe, who is entitled to a lump sum cash severance payment, cash severance payments are paid monthly in accordance with our regular payroll procedures. Pursuant to the Employee Retirement Benefit Security Act, Mr. Hwang, Ms. Sakai and Mr. McFarland are entitled to certain statutory severance benefits from us upon the termination of their employment with us for any reason. See “—Compensation Discussion and Analysis—Perquisites and Other Benefits” for additional information.
(2)	Calculated assuming the continuation of benefits for the applicable period at the same dollar value of 2011 benefits.
(3)	Reflects the aggregate value of the accelerated vesting of the named executive officer’s unvested options. With respect to options issued under our 2009 Plan outstanding as of December 31, 2011, the amounts were calculated by multiplying (i) the number of outstanding options to purchase common stock subject to award vesting on December 31, 2011 by (ii) the difference of the fair market value of our common stock as of December 30, 2011, and the option exercise price for such options of $5.88 per share.
(4)	Reflected benefits are also payable in connection with Mr. Park’s resignation for good reason. See “—Agreements with Executives and Potential Payments Upon Termination or Change in Control—Sang Park.”
(5)	Represents the aggregate value of the continuation of health insurance benefits for Mr. Park and his eligible dependents for twelve months following the date of termination. Mr. Park is also entitled to tax equalization benefits, tax preparation services, the reimbursement of costs associated with one home leave flight and, for a period of twelve months post-termination, international health insurance benefits, paid housing and the use of a car and a driver.
(6)	Represents the aggregate value of the continuation of health insurance benefits for Mr. Park and his eligible dependents for twenty-four months following the date of termination. Mr. Park is also entitled to tax equalization benefits, tax preparation services, the reimbursement of costs associated with two home leave flights and, for a period of twenty-four months post-termination, international health insurance benefits, paid housing and the use of a car and a driver.
(7)	Mr. Hwang is entitled to statutory severance benefits in the amount of $836,666. Although the minimum legal severance accrual is one month of base salary per year of service, Mr. Hwang was eligible for accrual of a multiple of two to three months of base salary per year of service during approximately the first ten of his sixteen years of service, or $442,065 in aggregate.
(8)	Ms. Sakai is entitled to statutory severance benefits in the amount of $142,254. The amount owed to Ms. Sakai under her employment agreement, $165,375, will be reduced by the amount she is statutorily entitled to receive.
(9)	Represents the aggregate value of the continuation of health insurance benefits for Ms. Sakai and her eligible dependents for six months following the date of termination. Ms. Sakai is also entitled to tax equalization benefits, tax preparation services, reimbursement of costs associated with one home leave flight and, for a period of six months post-termination, paid housing, the use of a car and a driver and child tuition benefits.
(10)	Mr. McFarland is entitled to statutory severance benefits in the amount of $147,354. The amount owed to Mr. McFarland under his service agreement, $123,366, will be reduced by the amount he is statutorily entitled to receive.
(11)	Represents the aggregate value of continuation of health insurance benefits for Mr. McFarland and his eligible dependents for six months following the date of termination. Mr. McFarland is also entitled to tax equalization, tax preparation services and, for a period of six months post-termination, child tuition benefits.

Pension Benefits for the Fiscal Year Ended December 31, 2011

Pursuant to the Employee Retirement Benefit Security Act, certain executive officers resident in Korea with one or more years of service are entitled to severance benefits upon the termination of their employment for any reason. The base statutory severance accrues at the rate of approximately one month of base salary per year of service and is calculated on a monthly basis based upon the officer’s salary for the prior three-month period. Accordingly, if the named executive officers in the following table had retired on the last day of our fiscal year ended December 31, 2011, they would have been entitled to the statutory severance payments described below. Assuming no change in the applicable law, each of these executives will continue to accrue additional statutory severance benefits at the rate described above until his or her service with us terminates.

Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit ($)	Payments During the Last Fiscal Year
Tae Young Hwang	Statutory Severance with Multiplier for Partial Period	16	(1)	836,666	—
Margaret Sakai	Statutory Severance	5		142,254	—
John McFarland	Statutory Severance	7		147,354	—

(1)	Mr. Hwang accrued severance for his sixteen years of service at MagnaChip and its predecessor corporation. Although the minimum legal severance accrual is one month of base salary per year of service, Mr. Hwang was eligible for accrual of a multiple of two to three months of base salary per year of service during approximately the first ten of his sixteen years of service, or $442,065 in aggregate.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Equity Compensation Plan Table

The following table provides information as of December 31, 2011, regarding securities authorized for issuance under the Company’s compensation plans. The Company’s compensation plans include the 2009 Plan, the 2011 Plan, and the Purchase Plan. The numbers in the following table do not include options or shares that may be added to the issuable amounts under the 2011 Plan or the Purchase Plan, respectively, after December 31, 2011, in accordance with the terms of the respective plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options		(b) Weighted-average exercise price of outstanding options		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,008,960	(1)	$6.79	(1)	1,541,868	(2)
Equity compensation plans not approved by security holders	—		—		—
Total:	2,008,960		$6.79		1,541,868

(1)	The number of securities to be issued upon the exercise of outstanding options and the weighted average exercise price do not include any purchase right under the Purchase Plan or the purchase price for the purchase of shares under the Purchase Plan.
(2)	Includes 789,304 shares of common stock that remain available as of December 31, 2011, for future issuance under the Purchase Plan.

In December 2009, our board of directors adopted, and our equityholders approved, the MagnaChip Semiconductor LLC 2009 Common Unit Plan, which we refer to as the 2009 Plan. The 2009 Plan provided for the grant of nonstatutory options, restricted unit bonus and purchase right awards, and deferred unit awards to employees and consultants of our company and our subsidiaries and to members of our board of directors. However, only options and restricted unit bonus awards were granted under the 2009 Plan. The 2009 Plan terminated immediately following our corporate conversion, and no additional options or other equity awards may be granted under the 2009 Plan. However, options granted under the 2009 Plan prior to its termination will remain outstanding until they are either exercised or expire.

The 2011 Plan was approved by our board of directors and our stockholders in March 2010. We amended and restated the 2011 Plan in February 2011, and our stockholders approved the amendment in March 2011 to reflect that it became effective in 2011 upon our corporate conversion. 890,300 shares of our common stock, or the total number of shares of common stock (as adjusted by the conversion ratio in the corporate conversion) remaining available for grant upon its termination immediately following the corporate conversion, were authorized and reserved.

As of December 31, 2011, there were outstanding under the 2011 Plan options to purchase 2,008,960 shares of common stock, at a weighted average exercise price of $6.79 per share. As of December 31, 2011, 752,564 shares of our common stock remained available for issuance under the 2011 Plan. This reserve automatically increased on January 1, 2012 and will automatically increase each subsequent anniversary through 2021, by an amount equal to the smaller of 2% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or an amount determined by our board of directors. The number of shares authorized for issuance under the 2011 Plan will also be increased from time to time by up to that number of shares of common stock remaining subject to options and restricted stock awards outstanding under the 2009 Plan at the time of its termination immediately following the corporate conversion that expire or terminate or are forfeited for any reason after the effective date of the 2011 Plan, subject to a cap of 1,412,352 shares. Appropriate adjustments will be made in the number of authorized shares and other numerical limits in the 2011 Plan and in outstanding awards to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to awards granted under our 2011 Plan which expire, are repurchased, or are cancelled or forfeited will again become available for issuance under the 2011 Plan. The shares available will not be reduced by awards settled in cash. Shares withheld to satisfy tax withholding obligations will not again become available for grant. The gross number of shares issued upon the exercise of stock appreciation rights or options exercised by means of a net exercise or by tender of previously owned shares will be deducted from the shares available under the 2011 Plan.

For more information on our 2011 Equity Incentive Plan, see “—Grants of Plan-Based Awards—2011 Equity Incentive Plan.”

The Purchase Plan was approved by our board of directors in March 2010. Our board of directors amended and restated the Purchase Plan in February 2011 to reflect that the Purchase Plan would become effective in 2011 upon the commencement of the MagnaChip Corporation IPO. The Purchase Plan was approved by our stockholders in March 2011 and became effective upon the commencement of the MagnaChip Corporation IPO. 789,890 shares were initially authorized and reserved for sale under the Purchase Plan.

As of December 31, 2011, 789,304 shares of our common stock remained reserved for sale under the Purchase Plan. In addition, the Purchase Plan provides for an automatic annual increase in the number of shares available for issuance under the plan on January 1 of each year beginning in 2012 and continuing through and including January 1, 2021 equal to the lesser of (i) 1% of our then issued and outstanding shares of common stock on the immediately preceding December 31, (ii) 789,980 shares, or (iii) a number of shares as our board may determine. Appropriate adjustments will be made in the number of authorized shares and in outstanding purchase rights to prevent dilution or enlargement of participants’ rights in the event of a stock split or other change in our capital structure. Shares subject to purchase rights which expire or are canceled will again become available for issuance under the Purchase Plan. For more information on our 2011 Employee Stock Purchase Plan, see “—Grants of Plan-Based Awards—2011 Employee Stock Purchase Plan.”

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth above under “Executive Compensation—Compensation Discussion and Analysis” with our management and, based on such review and discussion, has recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Members of the Committee:

Michael Elkins

Ilbok Lee

Nader Tavakoli

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Code of Business Conduct and Ethics

Under our Code of Business Conduct and Ethics, all conflicts of interest and related party transactions involving our directors or executive officers must be reviewed and approved in writing by our full board of directors. In the approval process, the approving authority will review all aspects of the conflict of interest or related party transaction, including but not limited to: (i) compliance with laws, rules and regulations, (ii) the adverse effect on our business and results of operations, (iii) the adverse effect on our relationships with third parties such as customers, vendors and potential investors, (iv) the benefit to the director, officer or employee at issue, and (v) the creation of morale problems among other employees. Our board of directors will only approve those related party transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests.

Senior Debt

In April 2010, we sold $250 million of 10.5% senior notes due 2018, or our senior notes, in order to repay our senior secured credit facility. Avenue, our majority stockholder and affiliates, purchased $35 million in principal amount of our senior notes. Avenue is also affiliated with our directors Messrs. Elkins, Klein and Mulhern. On May 16, 2011, two of the Company’s wholly owned subsidiaries, MagnaChip Semiconductor S.A. and MagnaChip Semiconductor Finance Company, repurchased $35 million of the senior notes from Avenue. The Company paid Avenue $2.2 million in interest for the year ended December 31, 2011.

Registration Rights Agreement

On November 9, 2009, we entered into a registration rights agreement with the holders of MagnaChip Semiconductor LLC’s common units issued in our reorganization proceedings, including Avenue, where we granted them registration rights with respect to our common stock.

Notes Registration Rights Agreement

In connection with the original issuance and sale of the senior notes, we entered into an exchange and registration rights agreement, dated as of April 9, 2010, with the initial purchasers of the senior notes pursuant to which we agreed to file, and thereafter filed, with the SEC a registration statement covering a registered exchange offer by us for the senior notes and a shelf registration statement covering resales of senior notes by certain holders, including Avenue.

Warrant Agreement

On November 9, 2009, we entered into a warrant agreement with American Stock Transfer & Trust Company, LLC whereby we issued warrants to purchase an aggregate of 1,875,017 shares of common stock pursuant to the reorganization proceedings to certain former creditors, which included Avenue.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our outstanding common stock for: (1) each person or entity known to us to beneficially own more than 5% of any class of our outstanding securities; (2) each member of our board of directors; (3) each of our named executive officers; and (4) all of the members of our board of directors and executive officers, as a group. The following tables list the number of shares and percentage of shares beneficially owned based on 36,880,879 shares of common stock outstanding as of March 31, 2012.

The amounts and percentages of equity interests beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person listed in the table below is c/o MagnaChip Semiconductor, Ltd., 1 Hyangjeong-dong, Hungduk-gu, Cheongju-si, 361-725, Korea.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Principal Stockholders
Funds managed by Avenue Capital Management II, L.P.(2)	20,789,539	55.5%
Funds and accounts managed by Southpaw Asset Management LP(3)	2,341,320	6.3%
AllianceBernstein L.P.(4)	2,078,763	5.6%
Directors and Executive Officers
Sang Park(5)	492,800	1.3%
Tae Young Hwang(6)	238,000	*
Brent Rowe(7)	149,800	*
Margaret Sakai(8)	73,920	*
John McFarland(9)	63,280	*
Michael Elkins(10)	—	—
Randal Klein(10)	—	—
Brian Mulhern(10)	—	—
Nader Tavakoli(11)	35,750	*
R. Douglas Norby(12)	17,000	*
Ilbok Lee	—	—
Directors and Officers as a group (13 persons)(13)	1,216,990	3.2%

*	Less than one percent
(1)	Includes any outstanding common stock held and, to the extent applicable, shares issuable upon the exercise or conversion of any securities that are exercisable or convertible within 60 days of March 31, 2012.
(2)

The following entities and person are collectively referred to in this table as the “Avenue Capital Group”: (i) Avenue Investments, L.P. (“Avenue Investments”), (ii) Avenue International Master, L.P. (“Avenue International Master”), (iii) Avenue International, Ltd. (“Avenue International”), the sole limited partner of Avenue International Master, (iv) Avenue International Master GenPar, Ltd. (“Avenue International GenPar”), the general partner of Avenue International Master, (v) Avenue Partners, LLC (“Avenue

Partners”), the general partner of Avenue Investments and the sole shareholder of Avenue International GenPar, (vi) Avenue-CDP Global Opportunities Fund, L.P. (“Avenue-CDP”), (vii) Avenue Global Opportunities Fund GenPar, LLC (“Avenue Global GenPar”), the general partner of Avenue-CDP, (viii) Avenue Special Situations Fund IV, L.P. (“Avenue Fund IV”), (ix) Avenue Capital Partners IV, LLC (“Avenue Capital IV”), the general partner of Avenue Fund IV, (x) GL Partners IV, LLC (“GL IV”), the managing member of Avenue Capital IV, (xi) Avenue Special Situations Fund V, L.P. (“Avenue Fund V”), (xii) Avenue Capital Partners V, LLC (“Avenue Capital V”), the general partner of Avenue Fund V, (xiii) GL Partners V, LLC (“GL V”), the managing member of Avenue Capital V, (xiv) Avenue Capital Management II, L.P. (“Avenue Capital Management”), the investment manager to Avenue Investments, Avenue International Master, Avenue-CDP, Avenue Fund IV and Avenue Fund V (collectively, the “Avenue Funds”), (xv) Avenue Capital Management II GenPar, LLC (“Avenue Capital Management GenPar”), the general partner of Avenue Capital Management, and (xvi) Marc Lasry, the managing member of Avenue International GenPar, Avenue Partners, Avenue Global GenPar, GL IV, GL V and Avenue Capital Management GenPar.

The Avenue Capital Group beneficially owns 20,789,539 shares of common stock, which includes 555,961 shares of common stock the Avenue Capital Group may receive through the exercise of outstanding warrants.

The Avenue Funds have the sole power to vote and dispose of the common stock and warrants held by them. Avenue International, Avenue International GenPar, Avenue Partners, Avenue Global GenPar, Avenue Capital IV, GL IV, Avenue Capital V, GL V, Avenue Capital Management, Avenue Capital Management GenPar and Marc Lasry have the shared power to vote and dispose of the common stock and warrants held by the Avenue Funds, all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. The address for all of the Avenue Funds is 399 Park Avenue, 6th Floor, New York, NY 10022.

Avenue Fund V beneficially owns 8,457,136 shares of common stock, or 22.8%, which represents 8,184,421 shares of common stock and 272,715 shares of common stock issuable upon the exercise of warrants held by Avenue Fund V. The securities owned by Avenue Fund V may also be deemed to be beneficially owned by Avenue Capital V, its general partner; GL V, the managing member of Avenue Capital V; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and GL V; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Fund V, please see above.

Avenue Fund IV beneficially owns 6,685,868 shares of common stock, or 18.1%, which represents 6,526,958 shares of common stock and 158,910 shares of common stock issuable upon the exercise of warrants held by Avenue Fund IV. The securities owned by Avenue Fund IV may also be deemed to be beneficially owned by Avenue Capital IV, its general partner; GL IV, the managing member of Avenue Capital IV; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and GL IV; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Fund IV, please see above.

Avenue International Master beneficially owns 3,372,721 shares of common stock, or 9.1%, which represents 3,302,273 shares of common stock and 70,448 shares of common stock issuable upon the exercise of warrants held by Avenue International Master. The securities owned by Avenue International Master may also be deemed to be beneficially owned by Avenue International, its sole limited partner; Avenue International GenPar, its general partner; Avenue Partners, the sole shareholder of Avenue International GenPar; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar, Avenue Partners and Avenue International GenPar; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue International Master, please see above.

Avenue-CDP beneficially owns 1,149,367 shares of common stock, or 3.1%, which represents 1,119,052 shares of common stock and 30,315 shares of common stock issuable upon the exercise of warrants held by Avenue-CDP. The securities owned by Avenue-CDP may also be deemed to be beneficially owned by Avenue Global GenPar, its general partner; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and Avenue Global GenPar; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue-CDP, please see above.

Avenue Investments beneficially owns 1,124,447 shares of common stock, or 3.0%, which represents 1,100,874 shares of common stock and 23,573 shares of common stock issuable upon the exercise of warrants held by Avenue Investments. The securities owned by Avenue Investments may also be deemed to be beneficially owned by Avenue Partners, its general partner; Avenue Capital Management, its investment manager; Avenue Capital Management GenPar, the general partner of Avenue Capital Management; and Mr. Lasry, the managing member of Avenue Capital Management GenPar and Avenue Partners; all of whom disclaim any beneficial ownership except to the extent of their respective pecuniary interest. For further information regarding Avenue Investments, please see above.

(3)	Based on the information contained in a Schedule 13G filed with the SEC on January 23, 2012 by Southpaw Asset Management LP (“Southpaw Management”) and certain related parties.

Represents 2,341,320 shares of common stock that may be deemed to be beneficially owned by Southpaw Management as it serves as the discretionary investment manager for several funds and accounts. The common stock deemed beneficially owned by Southpaw Management may be deemed beneficially owned by Southpaw Holdings LLC (“Southpaw Holdings”), which is the general partner of Southpaw Management, and by each of Kevin Wyman and Howard Golden, who are principals of Southpaw Holdings and managers of Southpaw Management.

Southpaw Credit Opportunity Master Fund, L.P. (“Southpaw Master Fund”) beneficially owns 2,272,649 shares of common stock; a separate managed account managed by Southpaw Management (“Managed Account 1”) owns 12,041 shares of common stock; and another separate managed account managed by Southpaw Management (“Managed Account 2” and collectively with Managed Account 1, the “Managed Accounts”) owns 56,630 shares of common stock. The securities owned by Southpaw Master Fund and the Managed Accounts may also be deemed beneficially owned by Southpaw Management, in its capacity as the investment manager of Southpaw Master Fund and the Managed Accounts. The shares deemed beneficially owned by Southpaw Management may also be deemed beneficially owned by Southpaw Holdings, which is the general partner of Southpaw Management, and by each of Kevin Wyman and Howard Golden, who are principals of Southpaw Holdings.

The business address of each of Southpaw Master Fund, Southpaw Management, Southpaw Holdings, and Messrs. Wyman and Golden is 2 Greenwich Office Park, 1st floor, Greenwich, CT 06831. For the avoidance of doubt, none of Southpaw Management, Southpaw Holdings, or Messrs. Wyman and Golden hold common stock for their personal accounts, and each reports beneficial ownership of common stock held by Southpaw Master Fund and the Managed Accounts due solely to the fact that such persons have the ability to vote and/or dispose of the common stock held by Southpaw Master Fund and the Managed Accounts.

(4)	Based on the information contained in a Schedule 13G filed with the SEC on February 14, 2012 by AlianceBernstein L.P. (“AllianceBernstein”).

Represents 2,078,763 shares of common stock acquired solely for investment purposes on behalf of client discretionary investment advisory accounts. AllianceBernstein is deemed to have sole voting power with respect to 1,826,776 shares of common stock and sole dispositive power with respect to 1,994,572 shares of common stock. AllianceBernstein is deemed to have shared dispositive power as to 84,191 shares of common stock with its majority owner AXA Financial, Inc. and its indirect majority owner AXA SA. The address for AllianceBernstein is 1345 Avenue of the Americas, New York, NY 10105.

(5)	Represents 280,000 shares of common stock and 212,800 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.
(6)	Represents 105,000 shares of common stock and 133,000 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.
(7)	Represents 70,000 shares of common stock and 79,800 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.
(8)	Represents 42,000 shares of common stock and 31,920 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.
(9)	Represents 42,000 shares of common stock and 21,280 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.
(10)	The address for Messrs. Elkins, Klein and Mulhern is 399 Park Avenue, 6th Floor, New York, NY 10022.
(11)	Represents 18,750 shares of common stock and 17,000 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.
(12)	Represents 17,000 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.
(13)	Represents 613,750 shares of common stock and 603,240 options to purchase shares of common stock that will be vested and exercisable as of May 30, 2012.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Compliance with Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 2011 all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were in compliance with Section 16(a) other than with respect to a late Form 4 for one stock option grant transaction by Ilbok Lee in 2011.

PROPOSAL TWO

ADVISORY VOTE ON

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Dodd-Frank Act and recently adopted provisions of Section 14A of the Exchange Act, the Board of Directors is asking stockholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the stockholders of MagnaChip Semiconductor Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Company’s 2012 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2011 and the related compensation tables and narrative disclosure within the Executive and Director Compensation section of the proxy statement).

The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” in this Proxy Statement, which discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of our Named Executive Officers for fiscal 2011. We have designed our executive compensation structure to attract, motivate, and retain executives with the skills required to formulate and implement the Company’s strategic objectives and create stockholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a “say-on-pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value the opinions that stockholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and described above.

The Board of Directors recommends that you vote “FOR” Proposal Two.

PROPOSAL THREE

ADVISORY VOTE ON THE FREQUENCY OF THE STOCKHOLDER VOTE ON EXECUTIVE

COMPENSATION

In accordance with the Dodd-Frank Act and Section 14A of the Exchange Act, we are also asking you to cast, on an advisory (non-binding) basis, a vote on whether the stockholder vote on the compensation of our named executive officers should occur every year, every two years or every three years. The advisory vote on the frequency of the say-on-pay advisory vote is a non-binding vote as to how often the say-on-pay advisory vote should occur. You may either vote for one of these alternative frequencies or, if you desire, abstain from voting on this matter. The text of the resolution to be voted upon is as follows:

RESOLVED, that the stockholders of MagnaChip Semiconductor Corporation approve, on an advisory basis, having the stockholder vote on the compensation of the Company’s named executive officers listed in the annual proxy statement occur with the frequency (i.e., every year, every two years or every three years) for which the highest number of votes are cast at the Company’s 2012 annual meeting of stockholders.

After considering the benefits and consequences of each option for the frequency of the say-on-pay advisory vote, the Board of Directors has determined that an advisory vote on executive compensation every three years is the most appropriate alternative for the Company. Therefore, the Board recommends that you vote for having the say-on-pay advisory vote occur every three years.

The Board believes that a say-on-pay advisory vote every three years provides a high level of accountability and communication. A say-on-pay advisory vote every three years allows stockholders to provide the Company with direct input on executive compensation information on a long-term perspective while allowing us time to carefully review our executive compensation programs during the period between stockholder votes. Furthermore, a say-on-pay advisory vote every three years will allow us a more efficient and effective timeframe to respond to stockholders’ feedback, and it will provide us with sufficient time to engage with stockholders to understand and respond to the vote results. We understand that stockholders may have different views as to what the most desirable frequency is, and we look forward to hearing from stockholders on this matter.

The option of every year, every two years or every three years that receives the highest number of votes cast by stockholders will be deemed to be the frequency for the say-on-pay advisory vote that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of the stockholders and the Company to hold the say-on-pay advisory vote more or less frequently than the option approved by stockholders.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote for the option of EVERY THREE YEARS as the frequency with which stockholders are provided an advisory vote on executive compensation.

Please note that stockholders are not voting to approve or disapprove the Board of Directors’ recommendation regarding this matter. You may choose to vote for one year, two years or three years as the frequency of the say-on-pay advisory vote or you may choose to abstain.

The Board of Directors recommends that you vote “EVERY THREE YEARS” as the frequency of the advisory vote on executive compensation.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

Samil PricewaterhouseCoopers has been selected by the Audit Committee as the principal independent registered public accounting firm for the current fiscal year for us and our subsidiaries. Our Board of Directors recommends a vote for ratification of the appointment of Samil PricewaterhouseCoopers as the independent registered public accounting firm to audit the books and accounts for us and our subsidiaries for the current fiscal year. It is expected that representatives of Samil PricewaterhouseCoopers will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and, if a representative is in attendance, the representative will be available to answer appropriate questions.

The appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm is not required to be submitted to a vote of our stockholders for ratification. However, our Board of Directors believes that obtaining stockholder ratification is a sound governance practice. If our stockholders fail to vote on an advisory basis in favor of the appointment of Samil PricewaterhouseCoopers, the Audit Committee will take such actions as it deems necessary as a result of such stockholder vote.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Samil PricewaterhouseCoopers and its affiliates for the years ended December 31, 2011 and 2010.

	Year Ended December 31
	2011	2010
	(in millions of US Dollars)
Audit fees	$1.7	$2.5
Audit Related fees	—	—
Tax fees	—	—
All other fees	—	—

Total	$1.7	$2.5

Policy and procedure for approval of audit and permitted non-audit services

All audit fees were pre-approved by the Company’s Audit Committee, which concluded that the provision of such services by Samil PricewaterhouseCoopers and its affiliates was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Outside Auditor Independence Policy provides for pre-approval of specifically described audit, audit-related, non-audit related and tax services by the Audit Committee on an annual basis. Individual engagements must be separately approved. The policy also requires specific approval by the Audit Committee if total fees for audit related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services that will be ratified by the entire Audit Committee at a future committee meeting in accordance with requirements of the SEC. The Audit Committee followed these guidelines in approving all services rendered by Samil PricewaterhouseCoopers and its affiliates.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the current fiscal year.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

A stockholder who would like a proposal considered for inclusion in our proxy statement relating to our 2013 annual meeting pursuant to Rule 14a-8 (“Rule 14a-8”) under the Exchange Act must be received by the Corporate Secretary of the Company no later than December 24, 2012 and must otherwise comply with Rule 14a-8.

Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at our 2012 annual meeting must be received by the Corporate Secretary of the Company between January 30, 2013 and March 1, 2013. If, however, the date of the 2013 annual meeting is changed by more than 30 days from the anniversary date of this year’s Annual Meeting, the stockholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public announcement of the date of such meeting. Such proposals must be addressed to MagnaChip Semiconductor Corporation, c/o MagnaChip Semiconductor, Inc., 20400 Stevens Creek Boulevard, Suite 370, Cupertino, CA 95014, Attention: Executive Vice President, General Counsel and Secretary. If we do not receive such notice within the timeframe described above, the notice will be considered untimely and the proposal may not be brought.

In addition to the timely notice requirements, a stockholder’s proposal for nominees for directors must comply with Section 2.15 of the Company’s Bylaws and other applicable procedures described therein or established by our Nominating and Corporate Governance Committee. See “The Board of Directors and Corporate Governance—Nominating and Corporate Governance Committee.” Stockholder proposals related to other business must also comply with Section 1.10 of the Company’s Bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

Our proxy for the 2013 annual meeting will grant authority to the persons named therein to exercise their voting discretion with respect to any matter of which we did not receive notice between January 30, 2013 and March 1, 2013. Notices should be submitted to the address set forth above.

SOLICITATION OF PROXIES

We will bear the costs of soliciting proxies from our stockholders. In addition to the use of the mails, proxies may be solicited by our directors, officers and employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of our common stock held of record by such persons, and we will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

OTHER MATTERS

The directors know of no other matters which are likely to be brought before the Annual Meeting. The enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

By Order of the Board of Directors

/s/ John McFarland

John McFarland

Executive Vice President, General Counsel and

Secretary

April 23, 2012

MAGNACHIP SEMICONDUCTOR CORPORATION

C/O MAGNACHIP SEMICONDUCTOR, INC.

20400 STEVENS CREEK BLVD.

SUITE 370

CUPERTINO, CA 95014

ATTN: INVESTOR RELATIONS

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/mx

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M45214-P20676

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAGNACHIP SEMICONDUCTOR CORPORATION

The Board of Directors recommends you vote FOR the following:

For Withhold For All All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:

01) Iibok Lee

02) R. Douglas Norby

The Board of Directors recommends you vote FOR proposal 2:

2. Advisory (non-binding) vote on executive compensation.

The Board of Directors recommends you vote every 3 Years on proposal 3:

3. Advisory (non-binding) vote on the frequency of stockholder advisory votes on executive compensation.

The Board of Directors recommends you vote FOR proposal 4:

4. Ratification of the Board’s selection of Samil PricewaterhouseCoopers as the Company’s auditor for 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For Against Abstain

1 Year 2 Years 3 Years Abstain

For Against Abstain

Yes No

Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M45215-P20676

MAGNACHIP SEMICONDUCTOR CORPORATION Annual Meeting of Stockholders May 30, 2012 7:30 P.M. EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Sang Park and John McFarland, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MAGNACHIP SEMICONDUCTOR CORPORATION that the stockholder(s) is/are entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 7:30 p.m., Eastern Daylight Time, on Wednesday, May 30, 2012, via live interactive webcast on the Internet at www.virtualshareholdermeeting.com/mx, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. This proxy authorizes Sang Park and John McFarland to vote at his or her discretion on any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Continued and to be signed on reverse side